Exhibit 4.1

RESTATEMENT

OF

THE PEOPLE’S BANK

401(k) EMPLOYEE SAVINGS PLAN

INCLUDING THE FIRST THROUGH TWENTY-FIFTH AMENDMENT

i

(continued)

(continued)

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THE PEOPLE'S BANK

401(k) EMPLOYEE SAVINGS PLAN

INTRODUCTION

Since January 1, 1966, People's Bank and its corporate predecessor have maintained a tax-qualified savings plan for the benefit of the employees of the Bank and some of its affiliates. The Plan has been, continues to be and is intended to be a profit sharing plan for purposes of the Code and related provisions of the Code. Effective as of October 1, 1994, the name of the Plan was changed to People's Bank 401(k) Employee Savings Plan. The Plan was last formally amended and restated effective as of January 1, 1987 and such restatement included amendments to the Plan effective as of dates subsequent to January 1, 1987. The Bank determined that in order to avoid confusion, the principal body of such Amendment and Restatement would set forth Plan provisions as in effect as of December 31, 1994 which were generally effective as of January 1, 1987; however, some provisions became effective as of a date later than January 1, 1987 and such later effective dates were set forth in the main Amendment and Restatement of such document. Appendix A reflected the provisions that governed between January 1, 1987 and the effective date of the corresponding provision in the Amended and Restated Plan. Such Appendix A is no longer necessary as its purpose was to set forth the provisions of the Plan as in effect during that particular interim period. The Plan document is now in the form of that Amended and Restated Plan that was adopted on December 29, 1994 plus all the subsequent amendments thereto including the Twenty-Fifth Amendment. The Plan document also includes Appendix B, which reflects special provisions applicable to former participants in the Norwich Savings Society Thrift Plan (the “NSS Plan) as defined in Appendix B. As a result of the extensive changes made to the distribution provisions of the Plan, Appendix A has been amended and restated to reflect the distribution provisions in effect up to the effective dates of the various amendments and in some instances to reflect provisions that will continue to remain in effect under certain circumstances. But notwithstanding such amendment and restatement, the terms of said Appendix A shall govern all rights under the Plan accrued and all benefits distributed during the period of January 1, 1987 through December 31, 1994 to the same extent they would be applicable had this Introduction and Appendix A not been amended and restated. In all events, any change required by the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, The Community Renewal Tax Relief Act or 2000 (Collectively referred to as the “Gust Amendments”) and other subsequent legislation shall be effective no later than the date required pursuant to such Act or such other laws to maintain the Plan as a tax qualified profit sharing plan pursuant to the Code including Section 401(k) thereof as provided hereinafter.

ARTICLE I

DEFINITIONS

Unless otherwise required by the context, the following terms shall have the following meanings throughout this Plan and the Trust Agreement.

1.1	“Account” or “Accounts” shall mean the entire interest of a Participant or other Account Director in the Fund and shall be comprised of his Salary Reduction Contribution Account and Bank Contribution Account and, to the extent applicable, his Accumulated Participant Contribution Account, Accumulated Bank Contribution Account, and/or Rollover Account, and Qualified Non-elective Contribution Accounts. Where the context so indicates, the term also refers to each Salary Reduction Contribution Account, Bank Contribution Account, Accumulated Participant Contribution Account, Accumulated Bank Contribution Account, Rollover Account and Qualified Non-elective Contribution Account of any or all Account Directors.

1.2	“Account Director” shall mean any Participant, Former Participant, Beneficiary or other person who has the authority or power to direct the investment of any Account.

1.3	“Accumulated Bank Contribution Account” shall mean the account established on behalf of a Participant to which all amounts contributed on behalf of such Participant by the Bank and all other amounts credited to such Participant’s account under the Plan as in effect prior to January 1, 1983, except for any amounts credited to such Participant’s Accumulated Participant Contribution Account or, if any, Rollover Account or, as such account has been and will be adjusted from time to time to reflect investment results.

1.4	“Accumulated Participant Contribution Account” shall mean the account established on behalf of a Participant to which all amounts contributed by such Participant under the Plan as in effect prior to January 1, 1983 are credited as such account has been and will be adjusted from time to time to reflect investment results.

1.5	“Act” shall mean the Employee Retirement Income Security Act of 1974 as it has been, or hereafter from time to time may be, amended, and all reference to it or any provision thereof shall include any law which in the future may supersede it or any such provision.

1.6	“Age” shall mean the age attained by a Participant at such Participant’s nearest birthday.

1.7	“Annual Addition” shall mean the sum for any Plan Year on or after January 1, 1987 of: (a) the total Bank Contributions allocated to a Participant’s Bank Contribution Account; (b) the total Salary Reduction Contributions allocated to a Participant’s Salary Reduction Contribution Account; and (c) the total Qualified Non-Elective Contributions allocated to a Participant's Qualified Non-Elective Contribution Account.

1.8	“Bank” shall mean People’s Bank, a Connecticut chartered capital savings bank, and its successors and assigns, and prior to July 7, 1988, its predecessor, People's Bank, a Connecticut mutual savings bank.

1.9	“Bank Contributions” shall mean the amounts contributed by the Bank to each Participant’s Bank Contribution Account pursuant to the provisions of Section 4.4.

1.10	“Bank Contribution Account” shall mean that account established on behalf of a Participant to which his share of Bank Contributions under the Plan have been and are allocated as such account is adjusted from time to time to reflect investment results.

1.11	“Bank Obligations” shall mean such marketable obligations (defined in Section 407 of the Act) issued by the Bank as the Bank may designate as permissible investments for the Fund.

1.12	“Bank Obligation Fund” shall mean a portion of the Trust Fund invested in Bank Obligations pursuant to the direction of Account Directors in accordance with Article VII hereof if such a fund is established under the Plan or the Trust Agreement or both.

1.13	“Bank Stock” shall mean such series and classes of the Bank's capital stock as the Bank may designate, provided such stock is (i) offered by the Bank for purchase by persons having deposit accounts with the Bank or members of the general public; or (ii) available for purchase and sale by members of the general public.

1.14	“Bank Stock Fund” shall mean a portion of the Trust Fund invested in Bank Stock pursuant to the direction of Account Directors in accordance with Article VII hereof.

1.15	“Beneficiary” shall mean any person entitled to receive any benefits of an Account Director hereunder, pursuant to any provision hereof, as a result of such Account Director’s death.

1.16	“Board” shall mean the Board of Directors of the Bank or of any successor to the Bank and prior to July 7, 1988, the Board of Trustees of People's Bank, a Connecticut mutual savings bank.

1.17	“Code” shall mean the Internal Revenue Code of 1986 as it has been, or hereafter from time to time may be amended, and all reference to it or any provision thereof shall include any law which in the future may supersede it or such provision.

1.18	“Committee” shall mean the Employee Savings Plan Administrative Committee provided for in Article XIII.

1.19	“Compensation” with respect to any Participant means such Participant's “415 Compensation” paid during a Plan Year. The amount of “Compensation” with respect to any Participant shall include “Compensation” for the entire twelve (12) month period ending on the last day of such Plan Year, except that “Compensation” shall only be recognized for that portion of the Plan Year during which an Employee was a Participant in the Plan. For purposes of this Section, the determination of “Compensation” shall be made by including amounts which are contributed by the Bank pursuant to a Salary Reduction Agreement and which are not includable in the gross income of the Participant under Section 125, 402(e)(3) or 402(h) of the Code, or for limitation years beginning after December 31, 2000, Section 132(f)(4) of the Code.

Notwithstanding the foregoing for purposes of the ADP test under Section 4.5 hereof and the ACP test under Section 4.6 hereof, for any Plan Year Compensation may be defined in any other manner that satisfies the requirements of Section 1.414(s)-1(c)(2) or 1.414(s)-1(c)(3) of the Treasury regulations.

“Compensation” in excess of $200,000 shall be disregarded for Plan years beginning after December 31, 1987 and before January 1, 1994. Such amount shall be adjusted at the same time and in such manner as permitted under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the “Compensation” limit shall be an amount equal to the “Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

If, in connection with the adoption of this amendment and restatement, the definition of “Compensation” has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, “Compensation” means compensation determined pursuant to the Plan then in effect. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of this Section 1.19 to the contrary, the annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000 as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined for (the determination period) that begins with or within such calendar year.

1.20	“Credited Service” shall mean the period of an Employee’s employment as an Employee subject to the terms and conditions set forth in Article II hereof.

1.21	“Earnings and Profits” shall mean the current or accumulated earnings and profits of the Bank and its affiliates computed on a consolidated basis in accordance with the Bank’s usual accounting practices but adjusted so that there are no deductions from current earnings and profits for (a) amounts paid or payable to the Fund for the current Plan Year as Bank Contributions under the Plan and (b) the amount of federal, state and local income taxes of the Bank and its affiliates payable on or with respect to, or measured by, income of the Bank and its affiliates for the current Plan Year.

1.22	“Employee” shall mean any person employed as an employee by the Bank and paid directly by the Bank provided, however, that any Employee hired on a temporary basis may not be considered an Employee until the earlier of (a) the date he becomes a permanent employee or (b) he completes 1000 Hours of Service within twelve months of his date of hire or any Plan Year commencing after his date of hire. The term “Employee” shall not include any independent contractor, any leased employee as defined in Section 414(n) of the Code, or any person paid by one other than the Bank who is loaned to the Bank, who furnishes services to the Bank regardless of any arrangement the Bank may have to reimburse or pay the payor of such person for such person’s compensation, any person initially hired by the Bank to work outside the United States who is not regularly employed by the Bank as a common law employee within the United States. For purposes of this Section, an “Employee hired on a temporary basis” shall mean an Employee hired by the Bank to work for a season or other limited period of time.

1.23	“Executive Committee” is the Executive Committee of the Board of Directors of the Bank or of any successor to the Bank.

1.24	“Former Participant” shall mean one who is no longer a Participant but whose interest in the Fund has not been fully distributed to him.

1.25	“415 Compensation” with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Bank (in the course of the Bank's trade or business) for a Plan Year for which the Bank is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. “415 Compensation” must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). For limitation years beginning after December 31, 1997, the determination of ‘415 Compensation’ shall be made by also including amounts which are contributed by the Bank pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Section 125, 402(e)(3), 402(h) or, for limitation years beginning after December 31, 2000, 132(f)(4) of the Code.

1.26	“Fund” shall mean all property, property rights and assets held by the Trustee under the Trust Agreement forming a part of the Plan.

1.27	“Highly Compensated Employee” means for years beginning after December 31, 1996, any Employee who: (1) was a 5-percent owner at any time during the year or the preceding Plan Year, or (2) for the preceding Plan Year had compensation from the Bank in excess of $80,000. The $80,000 amount shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996. In determining ownership, the rules of Section 318 of the Code apply.

The applicable year of the Plan for which a determination is made under this Section 1.27 is called the determination year and the preceding 12-month period is called the look-back year.

The determination of whether an Employee or former Employee is a highly compensated former Employee shall be based on the rules applicable to determining Highly Compensated Employee status as in effect for the applicable determination year, in accordance with Section 414(q) of the Code, the regulations thereunder and any applicable Internal Revenue Service guidance.

In determining whether an Employee is a Highly Compensated Employee for the Plan Year beginning in 1997, the foregoing provisions of this Section 1.27 are treated as having been in effect for the Plan Year beginning in 1996.

1.28	“Hour of Service” shall mean and include:

(a)	Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Bank for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

(b)	Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Bank for reasons (such as vacation, sickness or disability, but not including payments made or due under a Plan maintained solely for complying with applicable workmen’s compensation or unemployment compensation or disability insurance laws) other than for the performance of duties. These hours shall be credited to the Employee for the computation period or periods to which the payment pertains rather than the computation period or periods in which payment is made or becomes due; and

(c)	Each hour not otherwise credited for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by the Bank. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment was made, but no more than five hundred one (501) hours shall be credited to the extent such back pay is agreed to or awarded for a period of time during which such Employee did not or would not have performed duties for the Bank.

(d)	In determining the number of Hours of Service for any period for which Salary is paid but for which no work has been performed by the Employee, the number of Hours of Service shall be computed by (a) dividing the payment made to an hourly paid (or other non-salaried) Employee by his most recent basic hourly rate (or if not hourly paid, his average hourly rate of compensation during his last pay period) or (b) by dividing the payment to a salaried Employee by a rate obtained by dividing his last preceding regular weekly, bi-weekly or monthly salary by the number of hours (exclusive of overtime) generally worked by such Employee during a period of such duration.

(e)	Hours of Service shall, except for those described in subsection (c) of this Section, be based on the records of the Bank.

(f)	The foregoing provisions shall be administered in accordance with Department of Labor regulations 2530.200b-2 which are incorporated herein by reference.

1.29	“Human Resources Committee” shall mean the Human Resources Committee of the Board or such committee which may be established hereafter and to which the Board may assign the authority, power and duties of the Human Resources Committee with respect to the Plan.

1.30	“Insurance Company or Insurance Companies” shall mean any insurance company or companies legally qualified to issue annuity contracts in Connecticut and designated by the Bank or the Trustee as an insurer through which all or a portion of Plan assets are invested.

1.31	“Legal Representative” shall mean the executor or administrator of an estate.

1.32	“Normal Retirement Date” shall mean the date upon which a person attains age sixty-five (65) and benefits to commence on a person’s Normal Retirement Date shall not be due or payable until the first day of the month following such date.

1.33	“Participant” shall mean any Employee who, at the time of reference, is employed by the Bank, meets the eligibility requirements of the Plan and participates in the Plan by having an Account established on his behalf pursuant to the provisions of Section 5.1 hereof or by electing to participate in the Plan by entering into a Salary Reduction Agreement with the Bank pursuant to the provisions of Sections 4.1 and 4.2 hereof.

1.34	“Plan” shall mean the People’s Bank 401(k) Employee Savings Plan as set forth herein and as it may be amended from time to time hereafter and as it has previously existed and been amended from time to time prior thereto. The Plan has had various names from time to time and prior to October 3, 1994 was known as the People's Bank Employee Savings Plan prior to January 1, 1987 through October 2, 1994.

1.35	“Plan Year” shall mean the twelve (12) month period beginning each January 1 and ending each December 31.

1.36	“Pronouns” Masculine pronouns wherever used shall include reference to the feminine where the context so requires or permits.

1.37	[Reserved]

1.38	[Reserved]

1.39	“Retirement Plan” shall mean the People’s Bank Employees' Retirement Plan as it may be amended from time to time.

1.40	“Rollover Account” shall mean that account established on behalf of an Employee pursuant to Section 4.7 hereof or any predecessor provision of the Plan to which all of his rollover contributions are allocated as such account has been and will be adjusted from time to time to reflect investment results.

1.41	“Salary” shall mean and include the sum of (i) and (ii) where (i) is the total amount of salary, wages or compensation paid to an Employee by the Bank during the Plan Year for services rendered as an Employee including overtime pay, commissions, and bonuses, but excluding any incentive payments with an accrual period longer than one year (and such exclusion shall apply to the year of deferral and year of payment), and furthermore excluding any fees, credits or benefits under this Plan, the Retirement Plan or any other benefits under plans not qualified under the Code and providing for deferral income, severance pay, payments for reimbursement of business expenses incurred by the Employee, tuition reimbursement, insurance premiums paid by the Bank or other special emoluments; and (ii) the total amount of Salary Reduction Contributions made by the Bank on behalf of a Participant during the Plan Year and any salary reductions agreed to by the Participant pursuant to salary reduction agreements under a plan which meets the requirements of Section 125 of the Code. In no event shall Salary include any amounts in excess of the limitations on Compensation set forth in Section 1.19 hereof.

1.42	“Salary Reduction Agreement” shall mean the agreement entered into between a Participant and the Bank pursuant to Section 4.1 and 4.2 hereof by which the Bank contributes an agreed upon portion of such Participant’s Salary to a Salary Reduction Contribution Account for the benefit of such Participant.

1.43	“Salary Reduction Contributions” shall mean the amounts contributed by the Bank to each Participant’s Salary Reduction Contribution Account pursuant to the provisions of a Salary Reduction Agreement or Section 4.3 hereof.

1.44	“Salary Reduction Contribution Account” shall refer to the account maintained for a Participant to which all Salary Reduction Contributions made on his behalf have been and are allocated as such account is adjusted from time to time to reflect investment results.

1.45	“Trust” shall mean the Trust established under the Trust Agreement.

1.46	“Trust Agreement” shall mean the agreement governing the Trust established to form a part of the Plan to govern the receipt, investment and disposition of amounts held under the Plan.

1.47	“Trustee” shall mean the corporation, individual, individuals, or combination thereof, acting as trustee under the Trust Agreement at any time of reference.

1.48	“Valuation Date” shall refer to each date on which the assets of the Fund are valued by the Trustee pursuant to any provision hereof.

1.49	“Year of Service” shall mean, effective January 1, 1991, an elapsed twelve (12) month period beginning with the date on which a Participant first becomes an Employee or, after a One Year Break in Service first again becomes an Employee during all of which he receives Credited Service as computed and defined in accordance with the provisions of Article II hereof. The number of Years of Service shall be determined by a fraction which gives credit for each day which elapses during the period from such date of hire or anniversary thereof to the date of reference. See Appendix A for earlier definition.

ARTICLE II

CREDITED SERVICE

2.1	Computation of Credited Service

An Employee’s Credited Service shall terminate upon his death, disability, retirement or termination of service with the Bank for any reason. The following types of absences shall not be deemed to terminate an Employee’s Credited Service and the periods elapsed during such absences shall be included in computing the length of an Employee’s Credited Service:

(a)	Leave of absence granted by the Bank for sickness, injury, disability, government, civic or charitable service or any other specific reason, for not more than two (2) years.

(b)	Absence for military service under leave of absence granted by the Bank or when required by law, provided he returns to service as an Employee with the Bank within ninety (90) days of his release from active military duty or any longer period during which his right to re-employment is protected by law.

(c)	Lay off not in excess of two (2) years until employment is terminated either by the Employee or the Bank.

In no event shall the powers of the Bank pursuant to Subsections (a), (b) or (c) of this Section 2.1 be exercised so as to discriminate in favor of Employees who are Highly Compensated. Any Participant who has an absence described in this Section 2.1 and who does not return to active employment with the Bank at the end of the period described in clause (a), (b) or (c), as the case may be, shall be credited with Credited Service and Years of Service solely on the basis of service being recognized for such purposes only to the earlier of (A) the date such person retires, dies, resigns, quits or is discharged, or (B) twelve (12) months after the date that such period commenced. For purposes of determining whether a Participant has a One Year Break in Service, such Participant shall be deemed to have rendered one (1) Hour of Service on the date described in (A) or (B) of the preceding sentence, whichever is earlier.

2.2	Employment in Affiliated Group

Once a person is actually employed as an Employee (without reference to the provisions of this Section 2.2), employment by any member of an affiliated group shall be deemed employment by the Bank for purposes of computing Years of Service for eligibility and vesting purposes and to the extent provided in Section 416 of the Code. The term “member of an affiliated group” shall include each and all of the following: (i) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which group includes the Bank; (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Bank; (iii) any organization (whether incorporated or not) which is a member of affiliated service group (as defined in Section 414(m) of the Code) which includes the Bank; and (iv) any other entity required to be aggregated with the Bank pursuant to Regulations under Section 414(o) of the Code. This provision shall be limited for vesting purposes to service with other members of an affiliated group rendered on or after such entity becomes such a member.

2.3	Service to Acquired Entities

(a)	The Human Resources Committee, the Executive Committee or the Board may determine to extend Years of Service or Credited Service, for specified service or all service to any other party to acquisition for any period or periods designated by either such Committee or the Board upon such conditions as such Committee or the Board may establish. For purposes of this Section 2.3, the term “party to acquisition” means any entity (i) from which the Bank acquires assets in the form of ongoing operations and related assets, or (ii) stock of which is acquired by the Bank, or (iii) which merges with or into the Bank or is a party to a consolidation to which the Bank is a party. Service to other corporations or entities for which credit for eligibility purposes under any pension or profit sharing plan maintained by a party to acquisition may if so determined by either such Committee or the Board be treated as service to such party to acquisition. Prior to January 1, 1987, service credits for certain purposes for service to entities acquired by the Bank were granted and remain in effect.

(b)

Effective as of February 23, 1998 The Norwich Savings Society (“NSS”) and Norwich Financial Corp. (“NFC”) merged with and into the Bank (the “Merger”). NSS maintained for its employees a 401(k) plan, The Norwich Savings Society Thrift Plan (the “NSS Thrift Plan”) and a trust pursuant thereto (the “NSS Trust”) governed by a Trust Agreement (the NSS Trust Agreement). The NSS Thrift Plan and the NSS Trust Agreement have been assumed by the Bank as a result of the Merger. On April 1, 1998 the NSS Plan shall be merged with and into the Plan

(the “Plan Merger”) and the NSS Trust shall be maintained under the Plan together with the Trust until such time as the NSS Trust is merged with and into the Trust. In any event, the assets of the NSS Trust, together with the assets of the Trust, shall be available to pay all benefits payable under this Plan on or after April 1, 1998. Service with NSS and NFC will be credited with respect to former NSS employees and entitlement to and payment of account balances under the NSS Thrift Plan on and after April 1, 1998 will be determined as provided and subject to the terms and conditions of Appendix B.

2.4	Breaks in Service

(a)	For purposes of determining a person’s Years of Service or any other benefit or right under the Plan, following a One Year Break in Service, service prior to such One Year Break in Service shall be taken into account subject to the following limitations:

(i)	In the case of an Employee who is vested in his Accounts or an Employee who is not vested in his Accounts, but whose number of consecutive One Year Breaks in Service is less than the greater of five (5) or the number of his Years of Service prior to a One Year Break in Service, Years of Service completed before the One Year Break in Service shall be restored upon reemployment.

(ii)	In the case of any Employee who is not vested in his Accounts on the date of his termination of employment, his Years of Service prior to such date shall be disregarded in computing his Years of Service after his return if the number of consecutive One Year Breaks in Service equals or exceed the greater of five (5) or his Years of Service prior to such Break in Service.

(iii)	In no event shall there be taken into the computation of Years of Service after a One Year Break in Service which were previously disregarded on account of an earlier One Year Break in Service under the terms of this Section 2.4.

(b)	For purposes of this Plan, the term “One Year Break in Service” shall mean any consecutive twelve (12) month period during which a Participant does not render one (1) Hour of Service as described in Subsection 1.28(a) hereof, subject to the terms of Section 2.1 hereof. Whenever the number of One Year Breaks in Service in a period is computed for purposes of this paragraph (b), such number shall be determined by a fraction which takes into account each day which elapses during the period on which the initial One Year Break in Service of such period commenced to the date of rehire.

(c)

For purposes of paragraph (b) hereof, a One Year Break in Service shall not include the first twenty-four (24) consecutive months of a maternity or paternity leave of absence, but any period of a maternity or paternity leave of absence in excess of the first twenty-four (24) consecutive months with respect to any child (or children of the same multiple birth) shall be included in a One Year Break in Service if, but for this sentence, it would be so included. For purposes of this paragraph, a “maternity or paternity leave of absence” means an absence beginning on or after January 1, 1985, (i) by reason of the pregnancy of the Employee; (ii) by reason of the birth of a child of the Employee; (iii) by reason of the placement of a child with the Employee in connection with the adoption of the child by such Employee; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The terms of this paragraph (c) shall not be construed to require that an absence from work for maternity or paternity reasons be included in computing the number of an Employee’s Years of Service or Credited Service or be credited for any other purpose under this Plan other than determining whether a One Year Break in Service has occurred. The Plan Administrator may, in its discretion reasonably require an Employee to furnish timely information to establish that an absence from work is a maternity or paternity absence and the number of days for which there was such an absence. No credit shall be given pursuant to this subsection to any Employee who fails to provide such information after having been requested to do so.

2.5	Transfer to or From Employment Within the United States

Any person initially hired by the Bank to work outside the United States who becomes an Employee on or after July 1, 2001, shall become a Participant in accordance with the terms of Section 3.1(c) hereof. The service of such Participant for the Bank as an employee outside of the United States shall be included in computing such Participant’s Years of Service for vesting purposes to the same extent it would be if such service had been rendered as an Employee. In any event, the period of any such Participant’s employment outside the United States shall be excluded for all purposes of his entitlement to have any contributions made on his behalf or credited to him under this Plan.

ARTICLE III

ELIGIBILITY

3.1	Requirements for Employees

(a)	The provisions for determination of eligibility for participation from January 1, 1987 through September 30, 1994, are set forth in Appendix A as in effect prior to March 1, 2002.

(b)	Each Employee who was a Participant on September 30, 1994, shall continue to be a Participant on October 1, 1994, provided he continued to be employed by the Bank on such date.

(c)	Each other Employee who is such on or after October 1, 1994, may become a Participant on the first day of the calendar month following the date such

Employee completes one (1) Hour of Service as an Employee, or, if later, the first day of the first calendar month with respect to which a Salary Reduction Contribution election if made by the Employee may become effective under the applicable terms of the Plan provided he continues to be employed on such date. Employees who choose not to participate in the Plan when they first become eligible may thereafter join the Plan on the first applicable entry date provided for herein following initial eligibility.

(d)	In the event the Credited Service of an Employee is terminated and such person is subsequently rehired by the Bank as an Employee, he shall be eligible to participate in the Plan under the following circumstances:

(i)	Such Employee may become a Participant on the date on which he again becomes an Employee, provided he was eligible to participate in the Plan at the time his Credited Service was terminated.

(ii)	In the event such Employee was not eligible to participate in the Plan at the time his Credited Service was terminated, he shall become eligible to participate in the Plan in accordance with the terms the foregoing provisions of this Section 3.1 after he has completed such eligibility requirements.

(iii)	Any Employee who becomes a Participant in accordance with this subsection (d) after being rehired by the Bank shall enter into a Salary Reduction Agreement in accordance with Section 4.1 hereof regardless of whether he was a Participant prior to the termination of his Credited Service.

(e)	Notwithstanding any other provision of this Section 3.1, no person who becomes an Employee as the result of the merger of The Norwich Savings Society (“NSS”) with and into the Bank shall be eligible to become a Participant hereunder prior to April 1, 1998, or such later date as of which the Bank determines to cease benefit accruals under The Norwich Savings Society Thrift Plan.

3.2	Voluntary Participation

Participation in the Plan is voluntary. Employees eligible to participate shall become Participants by consenting in writing to the making of contributions pursuant to Article IV hereof.

3.3	Questions Regarding Eligibility

Eligibility and all questions concerning the eligibility of any Employee shall be determined by the Committee whose decisions shall be final and conclusive upon the Bank and the Employee. The Committee shall have absolute discretion in making any such determination.

3.4	Deferred Retirement

(a)	Age sixty-five (65) shall be the age at which Participants shall normally retire from the employ of the Bank; provided, however, that in the event a Participant remains in the employ of the Bank beyond age sixty-five (65) and is otherwise eligible to participate in Salary Reduction Contributions and Bank Contributions, he shall continue to do so in accordance with the provisions of Article V hereof.

ARTICLE IV

CONTRIBUTIONS

4.1	Salary Reduction Contributions

(a)	Each Participant in the Plan shall enter into a written Salary Reduction Agreement with the Bank which will be applicable to all pay periods until such agreement is terminated or modified by the Participant or the Bank in accordance with the terms of Section 4.2 hereof. The terms of any such Salary Reduction Agreement shall provide that the Participant agrees to accept a reduction in the Salary which would otherwise be paid to him by the Bank equal to any whole percentage of his Salary not in excess of twenty percent (20%). Each pay period such percentage of the Participant's Salary paid during such pay period shall be deducted from his pay for such period and in consideration thereof, the Bank will contribute an amount equal to such Salary Reduction Contribution. Each such Salary Reduction Contribution shall be credited to such Participant's Salary Reduction Contribution Account and invested in accordance with the terms of Article VII hereof. Amounts credited to a Participant's Salary Reduction Contribution Account shall be fully vested and non-forfeitable at all times.

(b)	With respect to reductions in Salary effective on or after October 3, 1994, the Committee may require that each Participant shall enter into a Salary Reduction Agreement with the Bank to deduct from the Participant’s Salary the percentage the Participant elects from time to time through a telephone program or other electronic communication program maintained by the Trustee for such purpose in accordance with written procedures established by the Committee which procedures may include requirements that a Participant furnish a personal identification number recognized by the Trustee and other personal identification information reasonably required in the opinion of the Committee or the Trustee to assure security. Such Salary Reduction Agreement shall be entered into either (i) by signing a written authorization to the Bank or (ii) if effective on or after July 1, 2002 in accordance with any such program and procedures. In such case, all Salary Reduction Contribution elections and changes in such elections shall be made by each Participant through such telephone or other electronic communication program as specified in such procedures. Such procedures shall require that the Participant be provided with written confirmation of the Participant’s percentage election within a reasonable time after such election is made. The percentage of Salary so elected by the Participant shall not exceed twenty percent (20%).

4.2	Terms of Salary Reduction Agreements

On and after October 3, 1994, Salary Reduction Agreements shall be governed by the following:

(a)	Any reduction in Salary designated by a Participant as his Salary Reduction Contribution will continue in effect until such Participant elects to change his Salary Reduction Contribution percentage in accordance with procedures established by the Committee. Any Salary Reduction Contribution election or election to change a Participant's Salary Reduction Contribution percentage (including an election to voluntarily suspend Salary Reduction Contributions) made on or before the date required under such procedures shall become effective in the first pay check issued on or after the first day of the calendar month following the calendar month in which the election is made or such other time as the Committee may reasonably prescribe. Any such election to change (including an election to voluntarily suspend Salary Reduction Contributions) made after the date required under such procedures shall become effective in the first pay check of the second calendar month following the calendar month in which the election is made or such other time as the Committee may reasonably prescribe. In any event, the date required by the Committee for election changes shall be no later than the last day of the calendar week preceding the pay period for which the change becomes effective.

(b)	A Participant shall be able to voluntarily suspend the Salary Reduction Contributions made on his behalf by the Bank under the Plan by changing his Salary Reduction Contribution election at such times and in such manner as provided in Paragraph (a) of this Section. If a Participant suspends his Salary Reduction Contribution in order to make an in-service withdrawal as permitted under the Plan (other than a hardship withdrawal from his Salary Reduction Contribution Account) such suspension shall remain in effect for at least six (6) consecutive two-week pay periods. If a Participant suspends his Salary Reduction Contributions in order to make a hardship withdrawal as permitted under the Plan, such suspension shall remain in effect for at least twelve (12) months following the withdrawal; provided, however, that with respect to withdrawals made on or after July 1, 2002, such suspensions shall remain in effect for at least six (6) months following the withdrawal. After a Participant suspends the Salary Reduction Contributions made on his behalf by the Bank under any of the circumstances described in this Paragraph (b), he may make a new Salary Reduction Contribution election in accordance with the procedures provided by and pursuant to Sections 4.1 and 4.2 and thereafter the Bank shall recommence making Salary Reduction Contributions and Bank Contributions on his behalf.

(c)	Should any adjustments in Salary take place, an appropriate adjustment in the Participant’s Salary Reduction Contribution will automatically be made in the first paycheck issued on or after the effective date of the salary adjustment.

(d)	The Bank may amend, suspend or revoke its Salary Reduction Agreement with any Participant at any time if the Bank determines that such amendment, suspension or revocation is necessary to insure that a Participant’s Annual Additions for any Plan Year will not exceed the limitations of Section 5.5 hereof or the dollar limitation contained in Section 402(g) of the Code or to ensure that the anti-discrimination tests of Section 401(k) and/or Section 401(m) of the Code and the regulations promulgated thereunder are met for such Plan Year. The Bank may unilaterally amend, suspend or revoke its Salary Reduction Agreements with all Participants on a uniform basis if it determines that sufficient Earnings and Profits do not exist to make the Salary Reduction Contributions and Bank Contributions otherwise required to be made by the Bank to the Plan in any Plan Year. In the event of any such amendment, suspension or revocation, each Participant shall receive from the Bank as Salary, any amount which would have otherwise been paid to the Plan as Salary Reduction Contributions had such Participant’s Salary Reduction Agreement not been amended, suspended or revoked by the Bank.

(e)	Except as otherwise provided above, a Salary Reduction Agreement may not be amended, suspended or revoked by the Participant or the Bank.

(f)	No Participant shall be permitted to have Salary Reduction Contributions made under the Plan, or any other qualified plan maintained by the Employer, during the taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year, except to the extent permitted under Section 4.9 of the Plan and Section 414(v) of the Code, and any contributions so permitted shall not constitute Excess Deferrals under subsection (g) of this Section 4.2.

(g)	“Excess Deferrals” shall mean those Salary Reduction Contributions that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Salary Reduction Contributions for a taxable year exceed the dollar limitation under such Code section. A Participant may assign to the Plan any Excess Deferrals made during the taxable year of the Participant by notifying the Plan Administrator on or before March 15 following the taxable year of the amount of the Excess Deferrals to be assigned to the Plan. A Participant is deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those Salary Reduction Contributions made to the Plan and any other plan of the Bank. Notwithstanding any other provision of the Plan, Excess Deferrals to the Plan (including those assigned to it), plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account such Excess Deferrals were so assigned for the preceding year.

For purposes of determining Excess Deferrals, the term “Salary Reduction Contributions” shall include the sum of all Bank contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18) of the Code, and any Bank contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. Salary Reduction Contributions shall not include any contributions properly distributed as excess annual additions. Excess Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year. Any distribution made pursuant to this subsection (g) shall be made first from unmatched Salary Reduction Contributions and thereafter from Salary Reduction Contributions which are matched. Matching Bank Contributions which relate to such Salary Reduction Contributions shall be forfeited and used to reduce Bank contributions. Excess Deferrals shall be adjusted for any income or loss up to the end of the Plan Year. The income or loss allocable to Excess Deferrals is (1) income or loss allocable to the Participant's Salary Reduction Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Deferrals for the year and the denominator is the Participant's account balance attributable to Salary Reduction Contributions without regard to any income or loss occurring during such taxable year, or (2) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating the distributions required under this Section 4.2(g) and Sections 4.5(d) and 4.6(d) for the Plan Year, and is used by the Plan in allocating income or loss to Participants' accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss.

(h)	No Salary Reduction Contributions shall be made from any compensation received in any Plan Year in excess of the limitations of Section 401(a)(17) of the Code as such limitations are described and defined in the provisions of Section 1.19 hereof.

4.3	Flex Credit Contributions

The Bank shall contribute as Salary Reduction Contributions to the Fund an amount equal to the total flex credits, if any, each Participant has elected to have contributed by the Bank to the Plan for such Plan Year on behalf of such Participant. For purposes of this Plan, the term “flex credits” means the credits allocated to each Participant by the Bank under the terms of the flexible benefit program established by the Bank for the benefit of its eligible employees, effective as of October 1, 1985, as such program may be amended from time to time. Any such election by a Participant shall be made in accordance with procedures approved by the Committee at the time required under such flexible benefits program. Flex credit contributions shall be credited to the Salary Reduction Contribution Account of the Participant on whose behalf such contribution is made, as described in the first sentence of this subsection, and shall be invested in accordance with Article VII hereof. No matching Bank Contributions shall be made with respect to flex credit contributions notwithstanding the description and treatment of such contributions in this Section 4.3 and other Plan provisions as Salary Reduction Contributions.

4.4	Matching Bank Contributions

For each Plan Year for which there are Earnings and Profits, the Bank shall contribute to the Fund an amount based on the Salary Reduction Contributions made by the Bank pursuant to the Salary Reduction Agreement for the Plan Year and in accordance with the terms of this Section 4.4, which amount (including such amounts contributed by adopting employers in accordance with Article XII hereof) shall not exceed such Earnings and Profits for such Plan Year. The Bank shall contribute an amount equal to 100% of each Participant’s Salary Reduction Contributions made during any pay period up to and including 4% of such Participant’s Salary during any such pay period.

The Bank will contribute an additional amount equal to such percentage, if any, of each Participant’s Salary Reduction Contributions made during any pay period during the Plan Year as the Bank may in its discretion determine; provided, however, that such percentage shall be uniform for and allocated only to all Participants eligible for matching Bank Contributions who are active Employees as of the last day of the Plan Year for which the discretionary contribution is made and shall not exceed one hundred percent (100%) of each such Participant’s Salary Reduction Contributions during each pay period during the Plan Year in excess of 4% and not in excess of 5% of the Participant’s Salary during any such pay period. The Bank may act hereunder to exercise its discretion in determining the additional matching contribution by the Human Resources Committee, the Executive Committee or the Board of Directors.

Matching Bank Contributions shall be credited to the Bank Contribution Account of the Participant on whose behalf such contribution is made and shall be invested in accordance with Article VII hereof.

Any matching contributions to be contributed by the Bank pursuant to this Section 4.4 shall be reduced by any forfeitures applied pursuant to Section 6.3 hereof.

4.5	Additional Limit on Salary Reduction Contributions

(a)	The Actual Deferral Percentage (hereinafter “ADP”) for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i)	The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(ii)

The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

(b)	The following special rules apply for the purposes of this Section:

(i)	The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Reduction Contributions allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Bank, shall be determined as if such Salary Reduction Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(ii)	In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

(iii)	For purposes of determining the ADP test, Salary Reduction Contributions and Qualified Non-Elective Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

(iv)	The Bank shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions used in such test.

(v)	The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vi)	The ADP tests provided for in Subsection 4.5(a) hereof shall be applied by comparing the applicable current Plan Year’s ADP for Participants who are Highly Compensated Employees with the applicable Current Plan Year’s ADP for Participants who are Non-highly Compensated Employees.

(c)	The following definitions shall apply for purposes of this Section:

(i)	“Actual Deferral Percentage” shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Bank contributions actually paid over to the trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year. Bank contributions on behalf of any Participant shall include: (1) any Salary Reduction Contributions made pursuant to the Participant's Salary Reduction Agreement, including Excess Deferrals of Highly Compensated Employees, but excluding (a) Excess Deferrals of Non-highly Compensated Employees that arise solely from Salary Reduction Contributions made under the Plan or plans of the Bank and (b) Salary Reduction Contributions that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Salary Reduction Contributions); (2) flex credits, if any, that the Participant elects to have contributed to the Plan; and (3) Qualified Non-Elective Contributions. Matching Bank Contributions, whether or not non-forfeitable when made, shall not be considered as Bank contributions for purposes of this paragraph. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Salary Reduction Contributions shall be treated as a Participant on whose behalf no Salary Reduction Contributions are made.

(ii)	“Excess Contributions” shall mean, with respect to any Plan Year, the excess of:

(A)	The aggregate amount of Bank contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(B)	The maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

(iii)	“Qualified Non-Elective Contributions” shall mean contributions made by the Bank and allocated to Participant accounts of Non-highly Compensated Employees that such Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Salary Reduction Contributions. Participants shall not be required to satisfy any hours of service or employment requirement in order to receive an allocation of such contributions. Subject to the foregoing any such contributions made by the Bank for a Plan Year shall be allocated to accounts of Non-Highly Compensated Employees in the ratio that each such Participant's Compensation for the Plan Year bears to the total of all such Participant's Compensation for the Plan Year.

(d)	Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions for a Plan Year shall be allocated to the Highly Compensated Employees with the largest amounts of Salary Reduction Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Salary Reduction Contributions and continuing in descending order until all such Excess Contributions have been allocated. Excess Contributions shall first be made from unmatched Salary Reduction Contributions and thereafter from Salary Reduction Contributions which are matched. Matching Bank Contributions which relate to such Salary Reduction Contributions shall be forfeited and applied to reduce Bank contributions. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions of Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the family members in proportion to the Salary Reduction Contributions (and amounts treated as Salary Reduction Contributions) of each family member that is combined to determine the combined ADP. Excess Contributions shall be treated as Annual Additions under the Plan. Excess Contributions shall be adjusted for any income or loss up to the end of the Plan Year. The income or loss allocable to Excess Contributions is (1) income or loss allocable to the Participant's Salary Reduction Contribution Account (and if applicable, the Qualified Non-Elective Contribution Account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Salary Reduction Contributions without regard to any income or loss occurring during such Plan Year, or (2) an amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating any distributions required under Section 4.5(d) and Sections 4.2(g) and 4.6(d) for the Plan Year, and is used by the Plan in allocating income or loss to the Participants' accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's Salary Reduction Contributions Account.

4.6	Limit on Matching Contributions

(a)	The Average Contribution Percentage (hereinafter “ACP”) for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i)	The ACP for Participants who are Highly Compensated Employees for each Plan Year shall not exceed the ACP for participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(ii)	The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

(b)	The following special rules apply for purposes of this section:

(i)	If one or more Highly Compensated Employees participate in both a qualified cash or deferred arrangement described in Section 401(k) of the Code (hereafter “CODA”) and a plan subject to the ACP test maintained by the Bank and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose Contribution Percentage Amount is the largest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section 4.6 shall not apply for Plan Years beginning after December 31, 2001.

(ii)	For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Bank, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

(iii)	In the event that this plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

(iv)	For purposes of determining the Contribution Percentage test, Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(v)	The Bank shall maintain records sufficient to demonstrate satisfaction of the ACP test.

(vi)	The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vii)	The ACP tests provided for in Subsection 4.6(a) hereof shall be applied by comparing the applicable current Plan Year’s ACP for Participants who are Highly Compensated Employees with the applicable current Plan Year’s ACP for Participants who are Non-highly Compensated Employees.

(c)	The following definitions shall apply for purposes of this Section:

(i)	“Average Contribution Percentage” or “ACP” shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

(ii)	“Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

(iii)	“Contribution Percentage Amounts” shall mean the Matching Contributions made under the plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. The Bank may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Bank also may elect to use Salary Reduction Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Salary Reduction Contributions are used to meet the ACP test.

(iv)	“Salary Deferral Contribution” shall mean any contribution made at the election of the Participant pursuant to a Salary Reduction Agreement in accordance with Section 4.1.

(v)	“Eligible Participant” shall mean any Employee who is eligible to make a Salary Reduction Contribution (if the Bank takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution.

(vi)	“Matching Contribution” shall mean a Bank Contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant's Salary Reduction Contribution.

(vii)	“Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

(A)	The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(B)	The maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Deferrals pursuant to Section 4.2 and then determining Excess Contributions pursuant to Section 4.5

(d)	Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all such Excess Aggregate Contributions have been allocated. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is (1) income or loss allocable to the Participant's Bank

Contribution Account and, if applicable, Qualified Non-Elective Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to income or loss occurring during such Plan Year, or (2) such other amount determined under any reasonable method, provided that such method is used consistently for all Participants in calculating any distributions required under this Section 4.6(d) and Sections 4.2(g) and 4.6(d) for the Plan Year, and is used by the Plan in allocating income or loss to the Participants' accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss. Forfeitures of Excess Aggregate Contributions shall be applied to reduce Bank contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's Bank Contribution Account and, if applicable, the Participant's Salary Reduction Contribution Account and Qualified Non-Elective Contribution Account.

4.7	Rollover Contributions

The provisions applicable to Rollover Contributions prior to January 1, 1993 are set forth in Appendix A as in effect prior to March 1, 2002.

(a)	Rollover of Eligible Rollover Distributions

(i)	An Employee who is entitled to or has received an “eligible rollover distribution” (as defined in Section 402(c)(4) of the Code and the regulations issued thereunder) from a qualified plan or Section 403(b) annuity may directly transfer all or any portion of such distribution to the Trust or transfer all or any portion of such distribution to the Trust within sixty (60) days of payment.

(ii)	An Employee may also transfer to the Trust amounts to which he is entitled under a conduit individual retirement account provided such amounts qualify as rollover contributions for purposes of Section 408(d)(3)(A)(ii) of the Code and otherwise satisfy the requirements of Sections 402(c) and 408(d)(3) of the Code applicable to such contributions.

(iii)	The Bank may refuse to accept rollover contributions or instruct the Trustee not to accept rollover contributions under the Plan. The Plan will not accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code other than a conduit IRA that is eligible to be rolled over and would otherwise be includible in gross income.

(b)	Treatment of Rollover Amount.

(i)	An account will be established for the transferring Employee, the rollover amount will be credited to the account and such amount will be subject to the terms of the Plan, including Article VIII, except as otherwise provided in this Section 4.7.

(ii)	The rollover account will at all times be fully vested in and nonforfeitable by the Employee.

(c)	Entry into Plan by Transferring Employee.

Although an amount may be transferred to the Trust Fund under this Section 4.7 by an Employee who has not yet become a Participant in accordance with Article III, and such amount is subject to the terms of the Plan as described in paragraph (b) above, the Employee will not become a Participant entitled to make Salary Reduction Contributions and to share in any other Bank contributions until he has satisfied such requirements.

(d)	Monitoring of Rollovers.

(i)	The Committee shall develop such procedures and require such information from transferring Employees as it deems necessary to ensure that amounts transferred under this Section 4.7 meet the requirements for tax-free rollovers established by such Section and by Section 402(c) of the Code. No such amount may be transferred until approved by the Committee.

(ii)	If a transfer made under this Section 4.7 is later determined by the Committee not to have met the requirements of this Section or of the Code or Treasury regulations, the Trustee shall, within a reasonable time after such determination is made, and on instructions from the Committee, distribute to the Employee the amounts then held in the Trust attributable to the transferred amount.

4.8	Nature of Contributions

Any and all Salary Reduction Contributions, Bank Contributions and Qualified Non-Elective Contributions made by the Bank to the Fund shall be irrevocable, and neither such contributions nor any income therefrom shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, Former Participants or their Beneficiaries and for defraying the reasonable expenses of administering the Plan. Such contributions may be made in installments or one payment and in cash or property as determined by the Bank.

4.9	Catch-Up Contributions

Notwithstanding any other provision of the Plan to the contrary, effective for contributions made on or after July 1, 2005, all Participants who are eligible to make

Salary Reduction Contributions under this Plan and who would attain age 50 or older before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

ARTICLE V

ALLOCATION OF CONTRIBUTIONS

AND EARNINGS AND ADJUSTMENTS

5.1	Maintenance and Establishment of Basic Accounts

The Committee shall maintain such Accounts for the benefits of Account Directors as were established under the Plan prior to October 3, 1994. The Committee shall further establish a Salary Reduction Contribution Account and a Bank Contribution Account for each Participant who after such date enters into a Salary Reduction Agreement as provided in Section 4.1 and is not an Account Director for whose benefit there existed prior to such date any such Account; and such Accounts shall be established at the first time on or after October 3, 1994, Salary Reduction Contributions on behalf of such Participant are paid over by the Bank to the Trustee.

5.2	Other Accounts

The Committee shall establish Rollover Accounts pursuant to the terms of Section 4.7 hereof and Qualified Non-Elective Contribution Accounts pursuant to the terms of Sections 4.5 and 4.6. Any Rollover Account and any Qualified Non-Elective Contribution Account in existence on October 3, 1994 shall continue subject to the terms of the Plan. The corresponding Plan provisions prior to October 3, 1994 are set forth in Appendix A as in effect prior to March 1, 2002.

5.3	Bank Contributions

For each pay period, the matching Bank Contributions for such pay period shall be allocated among the Bank Contribution Accounts of Participants in amounts determined in accordance with the provisions of Section 4.5(a) hereof. In addition, flex credit contributions shall be allocated for pay periods beginning before July 1, 1992, among Bank Contribution Accounts and thereafter among Salary Reduction Accounts of Participants in amounts determined in accordance with the provisions of Section 4.4 hereof, and the Qualified Non-Elective Contributions, if any, for such Plan Year shall be allocated among the Qualified Non-Elective Contribution Accounts of Participants in accordance with the provisions of Sections 4.5 and 4.6 hereof.

5.4	Participant’s Salary Reduction Contributions

For each pay period, the Committee shall allocate each Participant’s Salary Reduction Contributions to such Participant’s Salary Reduction Account.

5.5	Annual Additions Limitations

Except to the extent permitted under Section 4.9 hereof and Section 414(v) of the Code, in no event shall the Committee make an allocation to a Participant’s Account which would result in the sum of the Annual Additions for any Plan Year: (i) to the Bank Contribution Account of any Participant or Former Participant; and (ii) to the Salary Reduction Contribution Account of such Participant or Former Participant, and (iii) to the Qualified Non-Elective Contribution Account of such Participant or Former Participant to exceed the lesser of (a) $40,000 as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (b) 100% of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year. The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(A)(f)(2) of the Code which is otherwise treated as an annual addition.

5.6	Excess Annual Additions

In the event that it is determined that the Annual Additions to a Participant’s Accounts for any Plan Year would be in excess of the limitations set forth in Section 5.5 hereof, such Annual Additions shall be reduced to the extent necessary to bring such Annual Additions within such limitations as follows:

(a)	The Participant’s Salary Reduction Contributions shall be distributed to the Participant to the extent that the distribution would reduce the excess amount in the Participant’s Account. The investment earnings and gains attributable to such contributions shall also be distributed to the Participant. Such distribution shall not be treated as a distribution of the Participant’s accounts for purposes of Article VIII hereof, and accordingly shall not be subject to any limitations or requirements set forth therein. Such distribution shall be made pursuant to and in accordance with the terms of Section 1.415-6(b)(6)(iv) of the Treasury Regulations, which terms are incorporated herein by reference.

(b)	To the extent that the distribution provided for in subsection (a) hereof is not sufficient to reduce the Annual Additions so as to satisfy the limitations of Section 5.5 hereof, such Annual Additions shall be further reduced as follows, pursuant to and in accordance with the terms of Section 1.415-6(b)(6)(ii) of the Treasury Regulations, which terms are incorporated herein by reference:

(i)	In the event that the Participant is employed by the Bank at the end of the Plan Year such excess Annual Additions shall be reapplied to reduce future Bank contributions under the Plan for the next Plan Year (and for each succeeding Plan Year as necessary) for such Participant.

(ii)	In the event that the Participant is not employed by the Bank at the end of the Plan Year such excess Annual Additions shall be applied to reduce future Bank contributions for all remaining participants in the Plan.

5.7	Effect of Other Defined Contribution Plans

(a)	In the event that any Participant is also a participant in any other Defined Contribution Plan maintained by the Bank (including those so deemed as provided in Subsection (c) of this Section), the total amount of Annual Additions to such Participant’s accounts from all such Defined Contribution Plans shall not exceed the limitations set forth in Section 5.5 hereof. If it is determined that as a result of the limitations set forth in this Section 5.7 that the Annual Additions to a Participant’s Accounts in this Plan must be reduced, such reduction shall be accomplished in accordance with the provisions of Sections 5.6.

(b)	For purposes of this Article V, the term “Defined Contribution Plan” means a retirement plan (including the Plan) which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s accounts, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s accounts. The term “Defined Benefit Plan” means a retirement plan other than a Defined Contribution Plan.

(c)	For purposes of applying the limitations on Annual Additions provided for under this Article V, the Bank shall be deemed to maintain any Defined Contribution Plan and any Defined Benefit Plan maintained by any company which is a member of an affiliated group as defined in Section 2.2 hereof, or which would be such a member if the references hereof to Section 414(b) and 414(c) of the Code were followed by the words “as modified by Subsection (h) of Section 415 of the Code.” Reductions shall be made under this Plan in order to satisfy the limitations on Annual Additions in accordance with the provisions of Section 5.5 and 5.6 hereof before any such reductions shall be made under any other Defined Contribution Plan maintained by the Bank.

5.8	Participation in Defined Contribution Plan and Defined Benefit Plan

In any case in which any Participant in the Plan is also a participant in any Defined Benefit Plan maintained by the Bank, including the Bank’s Retirement Plan, the sum of the Defined Contribution Plan fraction set forth in subsection (a) below and the Defined Benefit Plan fraction set forth in subsection (b) below for any Plan Year shall not exceed 1.0. Benefits under this Plan shall be reduced to the extent necessary to cause all annual additions under Defined Contribution Plans and all benefits under Defined Benefit Plans subject to this Article V, including the Retirement Plan, to comply with the limitations of this Section 5.8 if there is no reduction in annual additions or accrued benefits under any other of such plans and it is specifically contemplated that the projected annual benefit under the Bank’s Employees’ Retirement Plan shall first be so reduced as provided in Section 12.3 of such plan.

(a)	The Defined Contribution Plan fraction for any Plan Year is a fraction the numerator of which is the sum of the Annual Additions to a Participant’s accounts maintained under each such plan as of the close of its plan year, and the denominator of which is the sum of the lesser of (i) 1.25 times the maximum dollar limitation in effect under Section 415(c)(1)(A) of the Code for such plan year and for each prior limitation year of the Participant’s service with the Bank (regardless of whether a plan was in existence during those years); or (ii) 1.4 times the maximum compensation limitation allowable under Section 415(c)(1)(B) of the Code for such plan year and for each prior limitation year of the Participant’s service with the Bank (regardless of whether a plan was in existence during those years). Notwithstanding the terms of this subsection (a), the Defined Contribution Plan fraction shall be determined in accordance with Section 1.415-7(f) of the Treasury Regulations with respect to all Participants who were Employees prior to July 1, 1976, provided that records, (including compensation records) are not available with respect to any limitation year prior to July 1, 1976 regardless of whether the plan was in existence during such year). If the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986 then the numerator of the Defined Contribution Fraction shall be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The annual addition for any limitation year beginning before January 1, 1987 shall not be recomputed to treat all employee contributions as annual additions.

(b)

The Defined Benefit Plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the projected annual benefit of the Employee under all defined benefit plans maintained by the Bank in which he is a participant (determined as of the close of the Plan Year) and the denominator of which is the lesser of (i) 1.25 multiplied by the maximum dollar limitation in effect under Section 415(b)(1)(A) of the Code for the plan year; or (ii) 1.4 times the maximum compensation limitation as may be allowable under Section 415(b)(1)(B) of the Code for the Plan Year. However, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986 then the denominator of the Defined Benefit Fraction shall not be less than 125 percent of the Participant's total accrued benefit as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986, under all such defined benefit plans as met, individually and in the aggregate, the requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987.

(c)	For any Plan Year in which the Plan is a Top-Heavy Plan as defined in Section 15.1 hereof, “1.0” shall be substituted in place of “1.25” in subsections (a) and (b) of this Section 5.8 unless the extra minimum contribution is being provided pursuant to the requirements of Section 416(h) of the Code. In any event, “1.0” shall be substituted in place of “1.25” in paragraph (a) and (b) of this Section 5.8 for any Plan Year in which this Plan is a Super-Top Heavy Plan determined in accordance with Section 15.1 hereof.

Notwithstanding any other provisions of this Section 5.8 of the Plan, and due to the repeal of Section 415(e) of the Code, the limitations set forth in this Section 5.8 shall apply only to Plan Years and limitation years beginning before January 1, 2000.

5.9	Valuation of Accounts

All accounts will be valued at their fair market value at least annually as of the last business day of the Plan Year. On such date, earnings, expenses, gains and losses on investments made with amounts in each Account will be allocated (to the extent not allocated earlier) to such Account. Participants will be furnished statements of their account values at least once each Plan Year.

ARTICLE VI

VESTED AND FORFEITABLE INTERESTS

6.1	Title to Assets

The allocations to Participants’ Accounts shall not, per se, vest in such Participants either title to, or any interest in, any part of the assets of the Fund.

6.2	Vesting in Accounts

At all times each Participant shall be fully vested in all of his Accounts, except as provided in the next sentence. Any Participant who becomes such on or after January 1, 1991, shall not have any vested interest in his Bank Contribution Account (including earnings thereon) until he has completed one Year of Service, at which time he shall be fully vested in total balance of all of his Accounts; provided, however, that in any event such Participant shall be fully vested in his Bank Contribution Account upon attaining age 65.

6.3	Forfeitures

In the event a Participant's employment with the Bank is terminated and he elects to receive the vested portion of his Accounts, the non-vested portion of such accounts will be forfeited. If such Employee is reemployed, the Employee’s Accounts (including the forfeited portions) shall be restored if the Employee repays to the Plan the full amount of the distribution before the earlier of (i) five (5) years from the date of reemployment or (ii) the date the Participant incurs five (5) consecutive One Year Breaks in Service commencing after the distribution. Amounts forfeited pursuant to this Section 6.3 shall be applied to reduce matching Bank contributions under Section 4.4 hereof. A Participant's matching Bank Contributions will be forfeited, even if vested, if the Contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

ARTICLE VII

INVESTMENT OF THE FUND

7.1	General

(a)	The general provisions with respect to investment choices, directions and procedures in effect from January 1, 1987, through October 2, 1994, the definitions of the Guaranteed Fund and the Equity Fund and certain other related definitions, and the Investment choices from October 3, 1994, but not available for investment of new contributions after May 31, 2005 are set forth in Appendix A. The investment choices in effect as of June 1, 2005 are set forth in subsection (b) below. The directions and procedures for investment choices in effect on and after October 3, 1994 are set forth in Section 7.2 except that the provisions of Subsection (c) as it read from October 3, 1994 through June 28, 2002 are set forth in Appendix A.

(b)	The term “Investment Fund” shall mean any of the funds specified below and any other investment vehicle as the Bank may designate hereunder and in accordance with the terms of the Trust Agreement. The Bank may at any time direct the Trustee to eliminate any one or more Investment Funds in accordance with the terms of the Trust Agreement.

(i)	The Putnam Stable Value Fund – a collective investment trust established pursuant to the Declaration of Trust for the Putnam Fiduciary Trust Company Investment Funds for Pension and Profit Sharing Plans dated March 11, 1983, as amended (including restatements) from time to time, and Investment Characteristics dated March 1, 1991, as amended (including restatements) from time to time, which invests primarily in guaranteed investment contracts or similar type investments issued by insurance companies, banks, and other financial institutions, and such collective investment trust shall constitute part of the Plan and the terms of the aforesaid Declaration of Trust and Investment Characteristics as amended from time to time are by this reference and the terms of the Trust Agreement incorporated into the Plan and the Trust Agreement.

(ii)	People's Bank Stock Fund – a portion of the Trust Fund invested in Bank Stock pursuant to the terms of this Plan and the Trust Agreement.

(iii)	Putnam S&P 500 Index Fund – a collective investment trust which invests primarily in publicly traded common stocks either directly or through collective investment trusts having a similar investment objective, that is to achieve a return, before assessment of any fees, that closely approximates the return of the Standard & Poor's 500 Composite Stock Price Index.

(iv)	Putnam New Value Fund (Class A) – an open-end diversified management investment company seeking capital appreciation by investing mainly in out-of-favor and undervalued stocks which offer potential for capital appreciation, a portion of which may include stocks that offer the potential for above-average current income.

(v)	PIMCO (Pacific Investment Management Company) Total Return Fund – (Administrative Class) an open-end diversified management investment company that seeks maximum current income and price appreciation consistent with preservation of capital and prudent investment management and that targets intermediate-maturity fixed-income securities from all major sectors of the bond market.

(vi)	Managers Special Equity Fund – an open-end diversified management investment company seeking long-term capital appreciation through a diversified portfolio of equity securities of small and medium capitalization companies

(vii)	Franklin Balance Sheet Investment Fund (Class A) – an open end diversified management investment company seeking high return of which capital appreciation and income are components, investing mainly in equity securities of companies the Fund’s manager believes are undervalued at the time of purchase but have the potential for significant capital appreciation.

(viii)	Artisan Mid Cap Fund (Investor Class) – an open-end diversified management investment company seeking maximum long term capital growth, using a bottom-up investment process based on the manager’s favorable estimates of an issuer’s franchise characteristics pricing at less than intrinsic value and analysis of likelihood of accelerating profit cycle to construct a diversified portfolio of medium-sized U.S. growth companies.

(ix)	T. Rowe Price Growth Stock Fund (Adviser Class) – an open-end diversified management investment company seeking to provide long-term capital growth and secondarily increasing dividend income through investment of common stocks of well established growth companies.

(x)	Julius Baer International Equity Fund (Class A) – an open-end diversified management investment company investing in a portfolio of common stocks of issuers of all sizes of international equity securities, normally excluding the United States, including growth or value securities.

(xi)	Ten open end diversified managed investment funds with different blends of equity and debt investments; the blend differs in its mix of equity and investment securities depending upon the targeted investment with the latest year in the fund’s name targeted being the most in equity and gradually reducing equity exposure in such fund with the least equity exposure being in the Maturity Fund; such funds are known respectively as

(A)	Putnam RetirementReady 2050 Fund (Class A)

(B)	Putnam RetirementReady 2045 Fund (Class A)

(C)	Putnam RetirementReady 2040 Fund (Class A)

(D)	Putnam RetirementReady 2035 Fund (Class A)

(E)	Putnam RetirementReady 2030 Fund (Class A)

(F)	Putnam RetirementReady 2025 Fund (Class A)

(G)	Putnam RetirementReady 2020 Fund (Class A)

(H)	Putnam RetirementReady 2015 Fund (Class A)

(I)	Putnam RetirementReady 2010 Fund (Class A)

(J)	Putnam RetirementReady Maturity Fund (Class A)

In addition, the Administrative Committee may offer additional Putnam RetirementReady funds having similar investment characteristics but with later years designated at any time after December 31, 2007.

The above descriptions of the Investment Funds are for convenience only and do not purport to be complete. Most, if not all, of such Investment Funds may maintain cash reserves partly in order to have sufficient funds on hand in order to process any redemptions by investors in such funds including redemptions caused by investment instructions or payments to Account Directors.

(c)

Until July 31, 2005, the following investments (the “Transitional Funds”) as described in Appendix A shall also constitute part of the Investment Fund: Putnam Voyager Fund, Putnam International Equity Fund, Putnam Asset Allocation: Growth Portfolio, Putnam Asset Allocation: Balanced Portfolio, and Putnam Asset Allocation: Conservative Portfolio. No new contributions or other transfers shall be permitted to any of the Transitional Funds after May 31, 2005; and all contributions otherwise directed by Account Directors to be made to any Transitional Funds will be allocated to one of the investments described in subsection (b) of this Section 7.1 as provided in accordance with the provisions of Appendix A until the appropriate Account Director gives other instructions as provided by the provisions of this Section. All Account Balances held in any of the Transitional Funds as of the close of business on July 29, 2005 shall unless otherwise directed by the appropriate Account Director be transferred to one or more of the investments described in Subsection (b) of this Section 7.1 and invested therein until otherwise directed by the appropriate Account Director in accordance with the provisions of this Section.

7.2	Direction of Investments

(a)	Investment of Accumulated Account Balance. As of October 3, 1994, and from that date to December 19, 1994, the date the transfer of Participant account information to Putnam and reconciliation of such information by Putnam is completed (the “Conversion Period”) the accumulated balance credited to each Account shall be invested in the People's Bank Stable Value Fund (since April 1, 2002, the Putnam Stable Value Fund), the People's Bank Stock Fund and the Putnam S&P 500 Index Fund in the same proportions as such balance is invested in the Guaranteed Fund, the Bank Stock Fund and the Equity Fund respectively as of October 2, 1994. Following the Conversion Period, the accumulated balance credited to each Account shall remain invested as provided in the preceding sentence until the Account Director entitled to exercise control over such Account has made a new election in accordance with the terms of subsection (c) hereof.

(b)	Investment of Contributions. Each Participant shall have the right as of October 3, 1994, and thereafter to designate the percentage of the total of his Salary Reduction Contributions and Bank Contributions made by the Bank on his behalf to be invested in any one or more of the Investment Funds available from time to time under the Plan. Such investment direction shall be made in accordance with procedures established by the Committee as further provided in Subsection (c) hereof. In the event no such direction is in effect for a Participant, Salary Reduction Contributions and Bank Contributions made by the Bank on his behalf will be invested as follows:

(i)	with respect to Participants who are such on October 2, 1994 and for whom an investment election as to contributions was in effect under the Plan on September 30,1994, such contributions shall be invested in the People's Bank Stable Value Fund (since April 1, 2002, the Putnam Stable Value Fund), the People's Bank Stock Fund and the Putnam S&P 500 Index Fund in the same proportions as such contributions were being invested respectively in the Guaranteed Fund, the Bank Stock Fund and the Equity Fund as of October 2, 1994;

(ii)	with respect to Participants who become such on or after October 1, 1994, all such contributions shall be invested in the People's Bank Stable Value Fund (since April 1, 2002, the Putnam Stable Value Fund).

(c)	The method and frequency of directing investments and changes in investments pursuant to the foregoing provisions of this Section 7.2 shall be determined under written procedures of the Committee accepted by the Trustee and any other applicable procedures of the Investment Fund but in no event less frequently than quarterly and perhaps daily or more often. As part of its written procedures, the Committee may require that each Account Director authorize the Trustee to accept investment instructions from such person through a telephone program or other electronic communication program maintained by the Trustee for such purpose and that such Account Director furnish a personal identification number recognized by the Trustee and other personal identification information reasonably required in the opinion of the Committee or the Trustee to assure security. In such case, all elections as to investments and changes in investments shall be made by each Account Director through such telephone or other electronic communication program as specified in such procedures. Such authorization shall be provided to the Trustee either (i) by filing a written form with the Trustee or (ii) if effective on or after July 1, 2002 through any such program in accordance with any such program and procedures. Notwithstanding the foregoing, the Committee may adopt such written procedures as it deems necessary or appropriate under applicable securities laws with respect to Account Director investment elections as to buying and selling Bank Stock. The Trustee shall follow investment elections of each Account Director and exercise any rights with respect to the interest of such person in any Investment Fund, including the Bank Stock Fund, all in accordance with the terms of the Trust Agreement. All such procedures shall be communicated in a way reasonably calculated to reach all Account Directors. Such directions shall be followed by the Trustee as they are given from time to time. If at any time a Bank Obligation Fund is established hereunder, the provisions of this subsection (c) shall apply to investment in the Bank Obligation Fund in the same manner as such provisions apply to investment in the Bank Stock Fund.

7.3	Valuation

Each Account shall be valued on the basis of the last available valuation of the securities or units in collective investment funds which would be credited as such valuation is determined by the Trustee.

7.4	Bank Stock Fund

The Bank Stock Fund will be maintained and administered by the Trustee in accordance with the terms of the Trust Agreement. Any duties the Bank may have under the Trust Agreement with respect to shares of Bank Stock held in the Bank Stock Fund, the Bank may discharge directly or through a service provider, which may be the same organization as is acting as Trustee. The Trustee shall vote Bank Stock and exercise any other rights with respect thereto only in accordance with the written instructions, given in a form approved by the Trustee, of each appropriate Account Director. In the event such written instructions direct the voting of fractional shares, the Trustee shall cumulate such fractional share votes and vote all resulting whole share votes. Any remaining partial share votes shall be disregarded. Any remaining Bank Stock for which the Trustee has not received such written instructions shall not be voted. The Bank shall seek to refrain from any actions which may derogate from the complete freedom of decision of any Account Director with respect to purchase, sale, voting, acceptance of a tender offer with respect to, the exercise of voting rights for directors or otherwise, or any similar rights of stockholder with respect to such shares of Bank Stock allocated to any account.

7.5	Cost of Administering Plan

All administrative costs of the Plan or the Trust shall be provided for as set forth in this Section 7.5 unless specifically otherwise provided by another provision of the Plan, a provision of the Trust Agreement, or a provision of the Loan Program (as defined in Section 8.10) as in effect from time to time, or the Bank agrees to provide for payment of such costs.

(a)	All administrative costs incurred in connection with administering an Account Balance under the Plan that relates specifically to such Account Balance, including but not limited to processing distributions or withdrawals from such Account Balance shall be paid from such Account Balance unless paid by the Bank. Without limiting the generality of the foregoing:

(i)	All administrative costs incurred in connection with investment in participant loans, including without limitation, the making of such loans, the monitoring of compliance with such loans and any costs of collection shall be paid from the Account Balance of the Participant to whom such loan is made. Any such costs shall be deducted pro rata from those portions of the Investment Accounts remaining after the making of the loan from which the loan proceeds are deducted in accordance with the Loan Program (as defined in Section 8.10) as in effect from time to time unless paid by the Bank.

(ii)	The cost of administering and complying with any “qualified domestic relations order” or “domestic relations order” as such terms are defined in Section 14.19 hereof shall be paid from the Account subject to such order unless otherwise paid by the involved participant or alternate payee thereunder or any Beneficiary of any affected Account.

(b)	The administrative costs of any Investment Fund shall be paid from the assets of such Investment Fund in accordance with the terms of documents governing investments of Plan assets in such Investment Fund.

(c)

All other costs of administering the Plan or the Trust, including any taxes, shall be paid as follows: (i) to the extent any credit is available solely for purposes of discharging such expenses, such credit shall be applied in payment of such expenses; and if so, shall first be applied to provide for payment of all such expenses (other than those described in the provisions of (a), and (b) of this Section 7.5.) as they are incurred for a calendar year; and (ii) the balance of all expenses payable in accordance with the provisions of this (c) shall be paid from all Account Balances in proportion which the amount of each Account Balance bears to the total of all Account Balances. The portion of such expenses paid in accordance with clause (ii) of the immediately preceding sentence from each Account Balance shall be deducted from the balance of such Account invested in each Investment Fund in the proportion which such balance bears to the total of the balances of all Investment Funds in which such Account is invested as of the date of such allocation.

7.6	Investment in Loans to Participants

Anything in this Article VII to the contrary notwithstanding, a Participant may direct that a portion of his Accounts be invested in a loan to himself pursuant to the terms of Section 8.10 hereof. In such case, the amount so invested will be governed by the terms of Section 8.10 hereof.

ARTICLE VIII

DISTRIBUTION OF PARTICIPANT ACCOUNTS

8.1	Distribution Date

(a)	Except as elsewhere specifically provided, no portion of the Fund shall be distributed to any Participant, Former Participant or Beneficiary until such Participant's employment with the Bank has been terminated. Notwithstanding any provisions of this Plan to the contrary, the distribution of a Participant’s benefits made on or after January 1, 1985 shall be made in accordance with Section 401(a)(9) of the Code and the Treasury Regulations hereunder (including Proposed Treasury Regulation Section 1.401(a)(9)-2, the provisions of which are incorporated herein by reference, for purposes of determining required minimum distributions for calendar years prior to January 1, 2003, and Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9 for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2003.

(b)

The benefits to which a Participant is entitled hereunder who attains age 70  1/2 prior to January 1, 2002 shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a “five (5) percent owner” (as defined in Section 15.1(b) hereof) at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a “five (5) percent owner” during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant who attains age 70  1/2 prior to January 1, 2002 must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the

Participant and the Participant's designated Beneficiary) or a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with such rules as may be prescribed by Treasury regulations pursuant to Section 401(a)(9) of the Code. Notwithstanding the foregoing, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a “five (5) percent owner” at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year. Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Section 401(a)(9)(G) of the Code and the regulations thereunder. The restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in any alternative method acceptable under Section 401(a) of the Code as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Any such written designation made by a Participant shall be effective (unless revoked by such Participant) notwithstanding any contrary provisions of this Section.

(c)

Any Participant who is not a five (5) percent owner and who attained age 70  1/2 prior to January 1, 2002 but has not retired from employment with the Bank, may elect prior to February 28, 2002 to cease receipt of distributions from the Plan and recommence receipt of distributions by April 1 of the calendar year following the year in which the Participant retires. The date of such recommencement will be deemed a new Annuity Starting Date with respect to such Participant’s Account balance as of such date. If the Participant elects to cease distributions that are being paid in the form of a Qualified Joint and Survivor Annuity, such election must be consented to by the person who was the Participant’s spouse on the original Annuity Starting Date. Such spouse’s consent shall be in writing, witnessed by a notary public and the consent shall acknowledge the effect of the election.

(d)

Any Participant who attains age 70  1/2 during 2002, who is not a five (5) percent owner and for whom benefit distributions have not previously commenced may elect within such time as the Committee shall prescribe but in any event prior to April 1, 2003, to have the benefits to which such Participant is entitled under this Plan distributed or commence to be distributed in accordance with the terms of subsection (b) of this Section 8.1 otherwise applicable to Participants who attain age 70  1/2 prior to January 1, 2002 or to defer commencement of such benefit distributions under this Plan until no later than April 1 of the calendar year following the calendar year in which the Participant retires. If no such election is made, the benefit to which such Participant is entitled shall be distributed or commence to be distributed in accordance with subsection (b) of this Section 8.1 no later than April 1, 2003.

(e)	With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. The terms of this Subsection (e) shall continue in effect through December 31, 2002. Effective for determining required minimum distributions for calendar years beginning with the 2003 calendar year, the requirements of Article VIIIA will take precedence over any inconsistent provisions of the Plan.

(f)

The benefits to which a Participant who attains age 70  1/2 on or after January 1, 2003 is entitled hereunder shall be distributed or commence to be distributed no later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a five (5) percent owner at any time during the Plan year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a five (5) percent owner under this Subsection (f), they must continue to be distributed, even if the Participant ceases to be a five (5) percent owner in a subsequent year. The period over which distribution is made shall not be longer than the life of the Participant or the lives of the Participant and his designated beneficiary (or the life expectancy of the Participant or the life expectancies of the Participant and his designated beneficiary). The restrictions imposed by this Subsection (f) shall not apply if a Participant has prior to January 1, 1984, made a written designation to have his retirement benefit paid in any alternative method acceptable under Section 401(a) of the Code as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Any such written designation made by a Participant shall be binding upon the Plan Administrator notwithstanding any contrary provisions of this Subsection (f).

8.2	Method of Distribution

(a)

In the event a Participant’s employment with the Bank has been terminated, distribution of his vested Accounts, except as otherwise withdrawn in accordance with the terms of Section 8.7 or 8.8 hereof, shall be made in one of the following forms as elected by the Participant or, if no such election is made prior to the date benefits are required to commence under Section 8.1 hereof, in a lump sum. The time at which payment is to be made or commence to be made pursuant to this Section 8.2 shall be designated by the Participant and is subject to the notice requirements of Section 8.3 hereof. Under all options, unless the Participant otherwise elects, payment shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs: (i) the Participant attains age 65; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with the Bank. Subject to the terms of Section 8.1 hereof, a Participant’s failure or delay in electing a distribution option shall be considered an election to defer distribution. In any event payment under any option shall not be required to commence earlier than 30 days following termination of such Participant’s employment with the Bank for any reason. The Participant shall elect the form of distribution from the following distribution options:

(i)	A lump sum payment of the full value of the Participant’s Accounts.

(ii)	Payments of such amount as such Participant may request from time to time subject to the provisions of Section 8.1 hereof (provided, however that such Participant may elect to receive payments no more than twice in any Plan Year).

(iii)	Payment of the amounts held in the Participant’s Accounts in monthly, quarterly, semi-annual or annual installments over a period of time not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary. The amount of any installment distribution shall be determined as follows: the number of payments over which the Accounts are to be distributed shall first be determined; the first installment shall be an amount equal to the amount held in such Accounts as of the last Valuation Date of the preceding Plan Year divided by the number of payments over which distribution is to be made; subsequent distributions shall be determined by dividing the Account or Accounts as adjusted as of the last Valuation Date of the prior Plan Year by the total number of payments left to be made before total distribution is made. In the event that benefits are distributable pursuant to this paragraph, after October 3, 1994, the Participant may elect at any time and from time to time (but no more than twice in any Plan Year) to withdraw additional amounts from one or more of his Accounts.

(b)

The terms of this Section 8.2 shall not apply to any distribution for which the Annuity Starting Date occurs prior to the Annuity Option Elimination Date. For purposes of this Plan, the term “Annuity Option Elimination Date” means the date that is the earlier of: (i) the later of July 1, 2002 or the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the elimination of the optional forms of benefit in effect under the terms of this Plan on June 30, 2002 and that satisfies Section 104 of the Act and the regulations thereunder relating to summary of material modifications or (ii) the first day of the second Plan Year following the Plan Year that begins on January 1, 2002. The terms of Section 8.2 and other Article VIII provisions as set forth in Appendix A shall remain in effect, as applicable, with respect to distributions for which the Annuity Starting Date occurs prior to the Annuity Option Elimination Date.

(c)

No election shall be made which would provide for payment of interest only, and further, no election shall be made which provides that such benefits be payable over a period which exceeds (i) the life of the Participant or the lives of the Participant and his Beneficiary or (ii) the life expectancy of the Participant or the life expectancies of the Participant and his Beneficiary. For purposes of determining life expectancies, the life expectancies of the Participant and his spouse may, at the election of the Participant or the Participant's spouse be redetermined (other than in the case of a life annuity), but such redetermination shall occur no more frequently than annually. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be redetermined. The life expectancy of a nonspouse Beneficiary may not be redetermined. For calendar years beginning before 1989, the method of distribution to a non-spouse Beneficiary must assure that at least fifty (50%) percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant. For calendar years beginning after December 31, 1988 the amount to be distributed for each calendar year shall not be less than an amount equal to the quotient obtained by dividing the Participant's interest in his Accounts by the lesser of (i) the applicable life expectancy under this Section 8.2, or (ii) if a Participant's Beneficiary is not his spouse, the applicable divisor determined under Section 1.401(a)(9)-2, Q&A 4 of the Proposed Treasury Regulations, or any successor regulations of similar import. Effective for determining required minimum distributions for calendar years beginning with the 2003 calendar year the requirements of Article VIIIA will take precedence over any inconsistent provisions of the Plan.

(d)	Notwithstanding anything in this Article VIII to the contrary, if a Participant’s employment with the Bank is terminated on or after January 1, 2001, and the total value of his vested Accounts (including his NSS Plan Contribution Account, if any, described in Appendix B hereof) as of the most recent Valuation Date immediately preceding his Annuity Starting Date does not exceed $5,000, the Committee shall cause to be distributed a single sum equal to the value of the entire vested portion of his Accounts to such Participant as soon as administratively practicable; and the non-vested portion, if any, will be forfeited. If a Participant would have received a distribution under the preceding sentence but for the fact that the total value of the Participant’s vested Accounts exceeded $5,000 on the applicable Valuation Date and if at a later time the value of such Accounts is reduced such that it is not greater than $5,000, the Participant will receive a distribution of such Accounts as soon as administratively practicable; and the non-vested portion will be treated as a forfeiture. This Subsection (d) shall also apply to each Former Participant who is such on or after January 1, 2001, and whose total vested Account value (including his NSS Plan Contribution Account) does not exceed $5,000 provided such Accounts are not being distributed in the form of periodic payments. Such distributions will be made to such Former Participants as soon as administratively practicable. The provisions of this Subsection 8.2(d) are subject to the terms of Subsection 8.2(e) hereof.

(e)

In the event a single sum distribution greater than $1,000 is to be made to a Participant in accordance with the provisions of Subsection 8.2(d) on or after March 28, 2005, and such Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by such Participant in a direct rollover in accordance with Section 8.11 or to receive the distribution directly in cash in accordance with Subsection 8.2(d), then the Plan Administrator shall direct payment of the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

8.3	Notice Requirements

(a)	The Plan Administrator shall provide to each Participant, no less than 30 days and no more than 90 days prior to the Participant’s Annuity Starting Date (and consistent with such regulations as the Secretary of the Treasury may prescribe) a written explanation of (i) the material features of the optional forms of benefit available under the Plan; (ii) the Participant’s right, if any, to defer receipt of the distribution; (iii) the Participant’s right, if any, to revoke the election and the effect of such revocation; and such other information as may be required under applicable Treasury Regulations. Distribution may not commence (except as required under the provisions of Section 8.1 hereof) to the Participant unless the Participant consents in writing, after the information described herein is provided to him, and files such consent with the Plan Administrator. The notice and consent requirements set forth in this Section 8.3 shall not apply if the value of the Participant’s total vested Accounts (including his NSS Plan Contribution Account, is if any, described in Appendix B hereof) as of the Valuation Date immediately preceding Annuity Starting Date does not exceed $5,000.

(b)

Unless the Participant otherwise elects, payments hereunder shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs: (i) Participant attains age 65; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with the Bank. Subject to the terms of Section 8.1 hereof, a Participant’s failure or delay in consenting to a distribution shall be considered an election to defer distribution.

(c)	Notwithstanding any other provision of this Section 8.3, any distribution provided for in this Article VIII may commence less than 30 days after the written explanation described in Subsection (a) of this Section 8.3 or otherwise required under Section 411(a)(11) of the Code and regulations thereunder and, if applicable, Treasury Regulations Section 1.411(a)-(11)(c), is given, provided that: (i) the Plan Administrator clearly informs the Participant that such Participant has a right to a period of at least 30 days after receiving the written explanation to consider his distribution options and (ii) the Participant, after receiving the notice, consents to the waiver of the 30 day notice period. An affirmative election by the Participant to elect a distribution, after the notice has been provided, is sufficient to waive the 30 day notice requirement.

(d)

For purposes of this Article VIII, the term “Annuity Starting Date” means the date of distribution of the Participant’s vested Accounts following the termination of such Participant’s employment with the Bank for any reason. With respect to partial distributions of the Participant’s Accounts, other than installment payments (provided for under Section 8.2(a)(iii) hereof), the date of each such distribution shall be an Annuity Starting Date. The Annuity Starting Date for installment payments shall mean the date such payments commence.

(e)	The terms of this Section 8.3 shall not apply to any distribution for which the Annuity Starting Date occurs prior to the Annuity Option Elimination Date (as defined in Section 8.2(b) hereof), and the terms of Section 8.3, as set forth in Appendix A, shall remain in effect, as applicable, with respect to any such distributions.

8.4	Vested Interest Held in Fund

Any part of the interest of a Former Participant or Beneficiary for future distribution shall continue to be invested in accordance with Article VII as part of the Fund. The balance of such Accounts shall continue to fluctuate with investment results to the same extent as they would if such Former Participant or Beneficiary had continued to be a Participant. Distribution from such Accounts shall be made in accordance with the provisions of this Article VIII.

8.5	Distribution of Benefits Upon Death Prior to Commencement of Benefit Payments

(a)	The vested Account balance of a Participant or Former Participant who dies prior to the Annuity Starting Date shall be paid to his surviving spouse if such Participant or Former Participant is married, but if there is no surviving spouse, or if the surviving spouse has consented as provided in Section 8.13 hereof, then to the Participant’s designated Beneficiary. Such vested Account balance shall be payable in a lump sum or such other payment method elected in accordance with Subsections (b) and (c) of this Section 8.5. Such payment shall be made or commence to be made as soon as administratively practicable following the Beneficiary’s request for payment, subject to the terms of Subsection (d) through (g) hereof, but shall not be required to commence earlier than 30 days following the date of the Participant’s death. For purposes of this Section 8.5, the term “spouse” shall mean the spouse to whom the Participant is married on the date of his death.

(b)	Such Participant or Former Participant may waive the spousal death benefit described in this Section 8.5 at any time provided that no such waiver shall be effective unless the spouse consents to such waiver and the spouse’s consent satisfies the requirements of Section 8.13 hereof.

(c)	In the event a Participant or Former Participant dies prior to commencing distribution of his Account, his vested Account balance shall be paid in accordance with Subsection (a) hereof to the Participant’s surviving spouse or other Beneficiary in any of the following methods as elected by the Participant (or if no election has been made prior to the Participant’s death, by such Beneficiary); provided, however, that for purposes of this Section 8.5 if such Participant’s or Former Participant’s spouse is his Beneficiary, such Participant may not elect a payment method on behalf of such spouse without such spouse’s consent:

(i)	One lump-sum payment in cash or in property;

(ii)	Payments of such amounts as such Beneficiary may determine from time to time (provided however, that such Beneficiary may elect to receive payments no more than twice in any Plan Year);

(iii)	Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or such Beneficiary. After periodic installments commence, the Beneficiary shall have the right at any time and from time to time (but no more than twice in any Plan Year) to (A) direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly or (B) withdraw additional amounts.

(d)	Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and the regulations thereunder.

If a Participant or Former Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions have begun pursuant to regulations, then distribution of such person’s interest in his Accounts (or applicable portion thereof) shall be distributed to his Beneficiaries by December 31 of the calendar year in which the fifth anniversary of his date of death occurs.

However, the 5-year distribution requirement of the preceding sentence shall not apply to any portion of the deceased Participant’s interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant’s designated Beneficiary) be distributed over a period not extending beyond the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant’s spouse (determined as of the date of the Participant’s death) is his Beneficiary, the requirement that distributions commence within one year of a Participant’s death shall not apply. In lieu thereof, distributions must commence on or before the later of: (i) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (ii) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

(e)	For purposes of Section 8.5(d), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than

December 31 of the calendar year following the calendar year of the Participant’s death. Except, however, with respect to a designated Beneficiary who is the Participant’s surviving spouse, the election must be made by the earlier of: (i) December 31st of the calendar year immediately following the calendar year in which the Participant died, or, if later, the calendar year in which the Participant would have attained age 70 1/2; or (ii) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant’s death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply except if the designated Beneficiary is the Participant’s surviving spouse, in which case the rules provided in Section 8.5(d) shall apply.

(f)	For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant’s spouse, be redetermined in accordance with Treasury Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant’s spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples and Tables V and VI of Regulation 1.72-9.

(g)	Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have its death benefits paid in an alternative method acceptable under Section 401(a) of the Code as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(h)	Notwithstanding the provisions of this Section 8.5, if a Participant or Former Participant dies and the total value of such Participant’s Vested Accounts (including the value of his NSS Plan Contribution Account, if any, described in Appendix B hereof), does not exceed $5,000 an amount equal to the total value of such vested accounts shall be distributed to his Beneficiary or Beneficiaries in a single sum as soon as administratively practicable. If a Beneficiary or Beneficiaries would have received a distribution under the preceding sentence but for the fact that the Participant’s vested account balance exceeded $5,000 on the Participant’s date of death and if at a later time such account balance is reduced such that it is not greater than $5,000, the Beneficiary or Beneficiaries will receive a distribution of such account balance as soon as administratively practicable.

(i)

The terms of this Section 8.5 shall not apply to any distributions that are due to the death of a Participant or Former Participant prior to the Annuity Option Elimination Date (as defined in Section 8.2(b) hereof) or with respect to a Participant for whom benefit payments commence in installments or an annuity prior to the Annuity Option Elimination Date. The terms of Section 8.5 as set forth in Appendix A shall remain effect, as applicable, with respect to any Participant or Former Participant described in this Subsection 8.5(i).

(j)	Notwithstanding the provisions of this 8.5 the required distributions described herein shall be subject to the provisions of Section 8.1(e).

8.6	Death Prior to Completion of Installment Payments

(a)	Upon the death of a Participant or Former Participant while receiving installment payments of his interest in the Plan pursuant to Section 8.2 hereof, the installments shall continue to be paid to his Beneficiary for the remainder of the payment period; provided, however, that if the Participant or Former Participant has so specified in writing in a form approved by the Committee such Beneficiary may elect to accelerate all or part of the distributions of such Accounts. Payments made in a lump sum pursuant to this Section 8.6 shall be paid within the time required by the rules described in Section 8.5(e) hereof. Notwithstanding any other terms of this Subsection (a), a beneficiary who is a surviving spouse shall always have the right to accelerate installment payments.

(b)	The terms of this Section 8.6 shall not apply to the distributions that are due to the death of a Participant or Former Participant prior to the Annuity Option Elimination Date (as defined in Section 8.2(b) hereof) or that have otherwise commenced in the form of installment or annuity payments as of an Annuity Starting Date that occurs prior to such Annuity Option Elimination Date. The terms of Section 8.6 as set forth in Appendix A shall remain in effect, as applicable, with respect to such distributions.

8.7	Withdrawals from Accumulated Bank Contribution, Accumulated Participant Contribution, Bank Contribution and Rollover Accounts

(a)

A Participant who has voluntarily suspended his participation in the Plan pursuant to the provisions of Section 4.2(b) hereof may, by written application to the Committee, request to withdraw up to one hundred percent (100%) of the balance credited to his Accumulated Bank Contribution Account, Accumulated Participant Contribution Account, Bank Contribution Account and Rollover Account; provided, however, that the withdrawal shall not be made prior to the Annuity Option Elimination Date if the Participant is married unless the terms of Subsection 8.7(a) set forth in Appendix A with respect to spouse’s consent have been satisfied. Notwithstanding the provisions of Section 8.7(d) hereof, if such Participant has been a Participant for less than five (5) years as of the date of his application for withdrawal, the amount withdrawn may not exceed the balance credited to such Accounts determined as of the most recent Valuation Date occurring at least two years prior to the date of his application for withdrawal. Unless otherwise directed by such Participant, such amount shall be withdrawn pro rata from the portions of such Accounts of the Participant invested in each Investment Fund, provided, however, that in the event Bank Stock or Bank Obligations or both cannot be liquidated within a reasonable time, pro rata withdrawal shall be made only with respect to the other Investment Funds. Notwithstanding the foregoing, in the event such Participant has attained his Normal Retirement Date, and the portions of his Accounts invested in such other Investment Fund that can be liquidated are not sufficient to complete the full withdrawal, then the balance of the withdrawal shall be made in kind, from the portions of his Accounts invested in Bank Stock Fund and Bank Obligation Fund that cannot be liquidated.

(b)	A Participant may exercise his right to withdraw from the Plan pursuant to the terms of this Section 8.7 only twice in any calendar year. Such withdrawal request must be made while the Participant is under a period of suspension pursuant to Section 4.2(b) hereof.

(c)	Payment to a Participant of the amount withdrawn shall be made within sixty (60) days of receipt by the Committee of a request for withdrawal.

(d)	For purposes of determining a Participant's right to make withdrawals pursuant to this Section 8.7 the Participant’s Accumulated Bank Contribution Account, Accumulated Participant Contribution Account, Bank Contributions Account and Rollover Account shall be valued as of the Valuation Date last prior to the date such request is made.

8.8	Withdrawals from Salary Reduction Contribution Accounts

(a)	No amounts may be withdrawn by a Participant from his Salary Reduction Contribution Account prior to the termination of his employment with the Bank unless the Participant has either attained age 59 1/2 or is able to demonstrate financial hardship as that term is defined in Section 401(k) of the Code and the regulations promulgated thereunder. In addition, no amounts may be withdrawn by a married Participant under this Section 8.8 prior to the Annuity Option Elimination Date unless the terms of Subsections 8.8(a) and 8.8(b)(iii) set forth in Appendix A with respect to spouse’s consent have been satisfied.

(b)

At any time, but not more frequently than twice during a calendar year, a Participant who has not attained age 59 1/2 may elect to withdraw the lesser of the amount of Salary Reduction Contributions made by the Bank on his behalf to such Account (and earnings accrued and credited thereon as of December 31, 1988) and not previously withdrawn or the amounts necessary to satisfy the immediate and heavy financial need of the Participant. Such withdrawal will require the consent of the Committee and such consent shall be given only if such withdrawal is made on account of a hardship. For purposes of this Section, a distribution is made on account of hardship if made on account of an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Determinations with respect to hardship shall be made by the Committee and shall be conclusive for purposes of the Plan, and shall be based on the following special rules:

(i)	The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care (within the meaning of Section 213(d) of the Code) of the Participant, the Participant's spouse, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Participant; payment of tuition, related educational fees, and effective as of January 1, 1995, room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence.

(ii)	A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(A)	The Participant has obtained all distributions, other than the hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Bank;

(B)	The Participant suspends Salary Reduction Contributions to the Plan for the 6-month period following the date of his hardship distribution. The suspension must also apply to all elective contributions and employee contributions to all other qualified plans and non-qualified plans maintained by the Bank, (other than any mandatory employer contribution portion of a defined benefit plan) including stock option, stock purchase and other similar plans, but not including health and welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan);

(C)	The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

(D)	The Participant agrees to limit Salary Reduction Contributions (elective contributions) to the Plan and any other qualified plan maintained by the Bank for the Participant's taxable year immediately following the taxable year of the hardship distribution to the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant's Salary Reduction Contributions for the taxable year of the hardship distribution.

A Participant who has attained age 59 1/2 may, at any time, but no more frequently than twice in a calendar year, elect to withdraw from his Salary Reduction Contribution Account up to one hundred percent (100%) of the balance credited thereto.

(c)	All withdrawal elections shall be made by a Participant on written forms supplied by the Committee for that purpose.

(d)	In the event the Committee authorizes a withdrawal from a Participant’s Salary Reduction Contribution Account, payment of the amount of such withdrawal shall be made within sixty (60) days after the Committee’s authorization of such withdrawal.

(e)	Unless otherwise directed by the Participant, the amount authorized to be withdrawn pursuant to this Section 8.8 shall be withdrawn pro rata from the portions of such Participant’s Salary Reduction Account invested in the various Investment Funds, provided, however, that in the event Bank Stock or Bank Obligations or both cannot be liquidated within a reasonable time, pro rata withdrawal shall be made only from such other Investment Funds and such portions, if any, of the Bank Stock Fund and Bank Obligation Fund as can be liquidated within a reasonable time. Notwithstanding the foregoing, in the event such Participant has attained his Normal Retirement Date, and the portions of his Accounts that can be liquidated are not sufficient to complete the full withdrawal, then the balance of the withdrawal shall be made in kind, pro rata, from the portions of his Accounts invested in the Bank Stock Fund and the Bank Obligation Fund that cannot be liquidated.

(f)	In the event the Committee authorizes a withdrawal from a Participant’s Salary Reduction Contribution Account, such Account shall be valued as of the Valuation Date last preceding the date the Committee authorizes such withdrawal.

8.9	Distribution in Kind

Complete or partial distributions hereunder may be made in kind from investments of the Fund equal in value to all or part of a Participant’s interest to the extent permitted by the applicable Investment Fund.

To the event all or a portion of the Accounts of a Participant, Former Participant or Beneficiary is invested in the Bank Stock Fund, the Participant, Former Participant or Beneficiary may elect to receive a complete or partial distribution in kind from such Funds.

8.10	Loans to Participants

Loans granted or modified on or after November 1, 1996, under the Plan shall be permitted to the extent provided for under and in accordance with the terms and conditions established in writing pursuant to recommendations of the Committee (the “Loan Program”). No loan may be made to a married Participant under this Section 8.10 or the Loan Program prior to the Annuity Option Elimination Date unless the terms of Section 8.10 set forth in Appendix A with respect to spouse’s consent have been satisfied. The Loan Program shall be administered by the Committee and may be amended from time to time in accordance with the same procedures as are set forth in Section 10.2(b) of the Plan applicable to amendments dealing with matters of administration.

8.11	Direct Rollovers

This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article VIII, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall apply for purposes of this Section:

(a)	Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code received after December 31, 1998; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any other distribution which when added to the total distributions expected to be made on behalf of the distributee for the calendar year is reasonably expected to total less than $200. Notwithstanding the previous sentence, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a State, political subdivision of a State, or any agency or instrumentality of a State or a political subdivision of a State and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(c)	Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d)	Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

8.12	Special Rules

Except as provided in Section 8.8 of the Plan, Salary Reduction Contributions and Qualified Non-Elective Contributions and income allocable to each are not distributable to a Participant or his or her beneficiary or beneficiaries earlier than the Participant’s severance from employment with the Bank, death, or disability; provided, however, that such amounts may be distributed in a lump sum distribution as defined in Section 401(k)(10) of the Code upon termination of the Plan without establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Section 4975)(e) or Section 409 of the Code) or a simplified employee pension plan as defined in Section 408(k) of the Code.

8.13	Designation of Beneficiary:

(a)	Subject to the provisions of Subsection (b) of this Section, each Participant or Former Participant may from time to time designate any person or persons (who may be designated primarily, contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime.

If a married Participant wishes to designate a Beneficiary other than the Participant’s spouse, the Plan Administrator shall provide the Participant with a notice explaining that the entire vested benefits of the Participant will, upon the Participant’s death, be distributed to the Participant’s spouse, unless the spouse has consented, as provided in subsection (b), to the Beneficiary designation. Each Beneficiary designation filed with the Committee will supersede all previously filed Beneficiary designations. The revocation of a Beneficiary designation shall not require the consent of any designated Beneficiary except as provided in Subsection (b) below.

(b)	No Beneficiary designation by a married Participant shall be effective unless the Participant’s spouse consents to the Beneficiary designation. The spouse’s consent must:

(i)	be in writing and acknowledge the beneficiary the Participant designated including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse expressly permits designations by the Participant without any further spousal consent);

(ii)	acknowledge that without the spouse’s consent the spouse would receive upon the Participant’s death the Participants entire vested Account;

(iii)	acknowledge that the consent cannot be revoked; and

(iv)	be witnessed by a notary public.

Notwithstanding the foregoing, spousal consent to a Participant’s Beneficiary designation shall not be required if:

(i)	the spouse is designated as the sole primary beneficiary by the Participant, or

(ii)	it is established to the satisfaction of the Plan Administrator that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

Any consent by a spouse obtained under this provision (or establishment that consent of a spouse may not be obtained) shall be effective only with respect to such spouse.

(c)	If any Participant or Former Participant fails to designate a Beneficiary in the manner provided in this Section, or no Beneficiary designated by him survives, then such Participant’s benefits shall be paid to his surviving spouse, and if no spouse survives, then to his surviving children, including adopted children, in equal shares, but if none survives then to his Legal Representative. Payments may be made in any form allowable hereunder and the Code (without loss of tax qualified status) and the Act.

(d)	The terms of this Section 8.13 shall not apply with respect to any Participant or Former Participant whose death occurs prior to the Annuity Option Elimination Date (as defined in Section 8.2(b) hereof) or after the commencement of installment payments as of an Annuity Starting Date that occurs prior to the Annuity Option Elimination Date; and the provisions of this Article VIII as set forth in Appendix A shall remain in effect, as applicable, with respect to such Participant or Former Participant.

ARTICLE VIIIA

MINIMUM DISTRIBUTION REQUIREMENTS

8A.1	General Rules

(a)	Effective Date. The provisions of this Article VIIIA will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)	Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(c)	Requirements of Treasury Regulations. All distributions required under this Article shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

(d)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

8A.2	Time and Manner of Distribution

(a)	Required Beginning Date. The Participant’s entire interest will be distributed or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, subject to the terms of Subsection 8A.2(b)(v), distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, subject to the terms of Subsection 8A.2(b)(v), distributions to the Designated Beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no Designated Beneficiary as of September 30th of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection 8A.2(b), other than Subsection 8A.2(b)(i), will apply as if the surviving spouse were the Participant.

(v)

Participants or Beneficiaries to the extent they are permitted under Section 8.5(c) of the Plan to elect a method of payment may elect on an individual basis whether the 5-year rule or the Life Expectancy rule set forth in Subsections 8A.2(b) and 8A.4(b) of the Plan applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30th of the calendar year in which distribution will be required to begin under Section 8A.2(b) or by September 30th of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s death). If neither the Participant nor Beneficiary makes an election under this paragraph, distribution of the Participant’s entire interest in the Plan will be completed by December 31st of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.

For purposes of this Subsection 8A.2(b) and Section 8A.4 hereof, unless Subsection 8A.2(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 8A.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 8A.2(b)(i). If distributions under an annuity purchased from an insurance company prior to July 1, 2002 irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection 8A.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)	Forms of Distributions. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company prior to July 1, 2002 or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 8A.3 and 8A.4 of this Article and the applicable method of payment under Section 8.2, 8.5 or 8.6 of the Plan. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company prior to July 1, 2002, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

8A.3	Required Minimum Distributions During Participant’s Lifetime

(a)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 8A.3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

8A.4	Required Minimum Distributions After Participant’s Death

(a)	Death On Or After Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)

If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30th of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)	Participant Survived by Designated Beneficiary. Subject to the terms of Subsection 8A.2(b)(v), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection 8A.4(a).

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30th of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection 8A.2(b)(i), this Subsection 8A.4(b) will apply as if the surviving spouse were the Participant.

8A.5	Definitions

(a)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.13 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Subsection 8A.2(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)	Life Expectancy. Life expectancy is computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)	Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e)	Required Beginning Date. The date by which distributions to the Participant are required to begin pursuant to the applicable provisions of Section 8.1 of this Plan.

ARTICLE IX

TRUST

9.1	The Trust Agreement

All contributions made by the Bank or any Participant shall be held in trust under the terms of the Trust Agreement as amended from time to time and the Trust Agreement shall be a part of the Plan. Prior to October 3, 1994, the Trust Agreement was set forth in an Agreement between the Bank and People's Bank, as Trustee. Effective as of October 3, 1994, the Trust Agreement was amended and restated as a Trust Agreement between Putnam Fiduciary Trust Company, a Massachusetts Trust Company, and the Bank. Effective January 1, 2005 it was agreed among Putnam, Mercer Trust a special purpose trust company organized under the laws of the state of New Hampshire and the Bank that said Mercer Trust become the successor Trustee under the Trust Agreement.

9.2	Additional Trust

The Bank may establish or maintain one or more additional Trusts to which some or all of the funds held or contributions made under the Plan may be allocated, or from which payment of benefits provided for under the Plan may be made. The provisions of each such Trust Agreement shall comply with all applicable provisions of the Code and the Act relating to a Trust forming part of the Plan described in Section 14.8.

ARTICLE X

AMENDMENT AND TERMINATION

10.1	Right to Amend

The Bank reserves the right at any time, and from time to time, to modify or amend the Plan and Trust Agreement or both in whole or in part; provided, however, that no such amendment or modification:

(a)	shall have the effect of vesting in the Bank any portion of the principal or income of the Fund; or

(b)	shall cause or permit any portion of the principal or income of the Fund to be diverted to purposes other than for the exclusive benefit of present or future Participants and their Beneficiaries and to defray the reasonable expenses of administering the Plan; or

(c)	shall increase the duties or liabilities of the Trustee without its written consent; or

(d)

shall reduce any amounts credited to any Account unless such reduction appears to the Bank to be necessary or reasonably advisable in order to conform with any statute, regulation, ruling or other official promulgation by any agency of the United States of America or any judicial decision compliance with which is necessary or reasonably advisable in order that the Trust, the Plan, the Bank and the Participants be entitled to the tax benefits to which they are entitled at the execution of this Agreement under the Code if the Plan is a plan described as a qualified plan in Sections 401(a) and 401(k) of the Code, or that the Trust, the Plan and the Bank not be in violation of any provision of the Act.

10.2	Procedure to Amend

(a)	The Bank's power to amend the Plan may be exercised in any way and to any extent by the Human Resources Committee without further action by or on behalf of the Bank to authorize such amendment, and any such amendment may be executed consistent with the effective dates, if any, set forth in the action of the Human Resources Committee by any officer of the Bank authorized by or pursuant to any action taken by the Human Resources Committee. Notwithstanding the foregoing, the Executive Committee or the Board may also exercise such power of amendment to the extent either deem it appropriate to do so.

(b)	The Bank's power to amend the Plan may further be exercised by the President and Chief Executive Officer of the Bank with respect to provisions dealing with matters of administration, including compliance with any legal requirements described in Section 10.1(d), provided that such amendments are recommended by the Administrative Committee and such officer determines that such amendments are not likely to result in substantial expense to the Bank by way of additional contributions to the Plan. The reasonable determination of the President and Chief Executive Officer as to any Amendment being within the scope of his authority hereunder shall be conclusive. In the event of the absence or other unavailability of the President and Chief Executive Officer, any member of the Administrative Committee so authorized by the President and Chief Executive Officer may execute any amendment provided for in this Subsection (b).

10.3	No Obligation or Liability

The Bank has established the Plan with the intention and expectation that it will continue to make contributions to the Trust indefinitely, but the Bank shall not be under any obligation or liability whatsoever to continue such contributions or to maintain the Plan and may, in its sole discretion, discontinue such contributions or terminate the Plan or Trust at any time without incurring any liability whatsoever for such discontinuance. The Plan may be terminated by formal action of the Board or Executive Committee or by action of the Human Resources Committee without further authority.

10.4 Continuation of Trust

The Plan and Trust shall terminate upon dates or times specified in a notice of termination executed by the Bank and delivered to the Trustee. Unless it is specified in such notice that the Trust shall terminate upon a date certain, or described therein, the

Trust shall continue until all interests are distributed in accordance with the provisions of the Plan including the provisions of this Article X.

10.5	Effect of Termination

In the event of complete termination or any partial termination of the Plan or complete discontinuance of contributions under the Plan, all unallocated contributions shall be allocated, and the total Accounts of all Participants shall become nonforfeitable, as of the date thereof; provided, however, that in the event of a partial termination only the Accounts of Participants subject to the partial termination shall become nonforfeitable. Subject to the terms of Section 8.12 hereof, in the event of the termination of the Trust coincident with or following the termination of the Plan, the balance of each Account shall be distributed as promptly as practicable to such Account Director (i) as specified in Section 8.2 of Appendix A with respect to distributions for which the Annuity Starting Date occurs prior to the Annuity Option Elimination Date defined in Section 8.2(b) of the Plan; (ii) if the Participant (and with respect to distributions for which the Annuity Starting Date occurs prior to the Annuity Option Elimination Date, his spouse, if any) consents, in a lump sum; or (iii) as otherwise provided under the Code and regulations thereunder. To the extent not paid by the Bank, all expenses of administration ordinarily payable by the Bank and of termination, after the date of termination, shall be apportioned to each Account in the proportion which the balance of such Account bears on the date of such termination to the balances of all such Accounts with appropriate adjustments to reflect any partial distribution of any Account. During the period from the date of termination to distribution, the Committee may, if it deems it practicable, allow Account Directors to continue to make investment changes, or to make, modify or eliminate such ability, and in either event it may, but shall not be required to, allow Account Directors to have such Accounts liquidated prior to distribution or to take distribution in kind, or some combination thereof.

ARTICLE XI

FIDUCIARY RESPONSIBILITY

11.1	Designation of Named Fiduciaries

The following persons are named fiduciaries within the provisions of Section 402(a)(2) of the Act and are so designated by the Bank:

(a)	the Plan Administrator;

(b)	the Committee;

(c)	the Bank;

(d)	any Investment Manager appointed pursuant to the provisions of the Trust Agreement;

(e)	the Human Resources Committee.

11.2	Allocation of Duties

(a)	The Trustee shall be responsible and liable for only those fiduciary duties relating to the Trustee’s duties under the Trust Agreement.

(b)	The Plan Administrator shall have such duties as are imposed by any provision of the Act or by any provisions of the Code upon plan administrators. The Committee, the Trustee, or, at any time at which the Bank is not the Plan Administrator, the Bank, shall have no duty or responsibility for seeing that the Plan Administrator carries out his duties in accordance with the provisions of law.

(c)	The Committee shall be responsible for carrying out the duties assigned to it by any specific provisions of the Plan including the provisions of Article XIII hereof. The Committee shall not be responsible for any failure of the Trustee or any other fiduciary or other person in carrying out their duties or their failure or errors in carrying out instructions of the Committee.

(d)	The Bank shall not be liable for any errors or failure to perform duties of the Committee, the Trustee, any Investment Advisor or, at any time at which the Plan Administrator is not the Bank, the Plan Administrator, except insofar as the Bank may have violated the standards set forth in Section 11.3 hereof in choosing any other such fiduciary.

(e)	The duties of any Investment Advisor shall be as such duties are as set forth in the documents governing such Investment Advisor's relationship to the Trust Fund, the portion thereof which such Investment Advisor is responsible and to carry out such duties in accordance with the provisions of the Act and the Code as they relate to such Investment Advisor's responsibility and as they may be construed or interpreted by the U.S. Department of Labor, the Internal Revenue Service or judicial decisions.

11.3	Fiduciary Standards

(a)	Each named fiduciary and any other person who is a fiduciary under the provisions of the Act with respect to the Plan, shall discharge his duties with respect to the Plan solely in the interest of the Participants, Former Participants and Beneficiaries and shall so discharge them for the exclusive purpose of (i) providing benefits to Participants, Former Participants and their Beneficiaries; and (ii) defraying reasonable expenses of administering the Plan.

(b)	Such duties shall be carried forth in accordance with the standards of care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

(c)	Any Plan assets held in the Fund shall, to the extent required by the Act, the Code, or any other applicable law, be invested by the fiduciary having control of the same in a diversified manner so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. In each case, such diversification shall be deemed to exist when held by any Insurance Company in a separate investment account, the assets of which are diversified and the Plan’s interest shares in all such diversified investments and such diversification requirement may also be satisfied by purchase of shares of stock in investment companies registered under the Investment Company Act of 1940 or in a pooled trust fund (to the extent permissible under the Act and the Code and regulations and rulings pursuant to either) the assets of which are diversified.

(d)	Each named fiduciary and any other fiduciary shall discharge his duties with respect to the Plan and Trust in accordance with the documents and instruments governing the Plan and Trust Agreement and any common trust agreement or declaration governing any common, commingled or pooled trust fund in which Trust Fund assets are invested insofar as such documents and instruments are consistent with the provisions of the Act.

11.4	Bank as a Fiduciary

The Bank is a named fiduciary to the extent it exercises control over assets of the Plan and to the extent it selects fiduciaries, but it shall not be responsible for the actions of any such fiduciaries selected by it in accordance with the standards set forth in Section 11.3 hereof. The Bank shall not be deemed a fiduciary in exercising its power to amend the Plan or to terminate it or to discontinue contributions hereunder.

11.5	Plan Administrator

(a)	Except as provided pursuant to this Section 11.5, the Bank shall be the Plan Administrator and shall, except as provided under the Plan, perform all of the duties and functions of the “Plan Administrator” under the Act and the Code. The Bank may delegate any duties, responsibilities, functions and powers of the Plan Administrator or any of its other duties, responsibilities, functions or powers to such persons specified by name, title or other description as the Bank acting by the Human Resources Committee, the Board or the Executive Committee may determine for the efficient administration of the Plan. Until further action by the Human Resources Committee, the Board or its Executive Committee, the Committee shall be responsible for overseeing the performance of officers and other employees of the Bank in carrying out compliance with the notice, reporting, and disclosure requirements of the Act and the Code and other duties imposed under either or both imposed on the Plan or administrators.

(b)

The Bank may designate one or more persons, by name or title, to act as the Plan Administrator, and from the effective date of such appointment, the Bank shall not be the Plan Administrator but such appointees shall be the Plan Administrator and shall perform all of the duties and functions of the Plan Administrator and have all of the powers thereof. Any such person or persons may delegate such duties, functions and powers of the Plan Administrator as it deems advisable, all in accordance with the provisions of Section 11.5.

11.6	Human Resources Committee

The Human Resources Committee from and after July 7, 1994 shall as set forth in Article 10, have the power to amend and terminate the Plan or the Trust or both, to the extent the Bank has such powers. In exercising such powers to amend or terminate, the Human Resources Committee shall not be deemed to be a fiduciary. Further, the Human Resources Committee shall have the power and authority to remove and replace the Trustee, and in so doing, it shall act as a fiduciary with respect to the Plan in that it shall make such decisions with respect to removal and replacement in accordance with the standards set forth in Section 11.3. Further, it shall receive reports from said Administrative Committee with respect to the performance of the Trustee, and review such performance in accordance with carrying out its duties hereunder in accordance with the standards set forth in Section 11.3

11.7	Delegation of Fiduciary Duties

Any fiduciaries named or described in Section 11.1 hereof shall have the right to delegate their duties to one or more persons provided that such delegation is consistent with the standards and provisions of Section 11.3 hereof and such delegating fiduciary shall not be liable for any error or omission by any such delegates in carrying forth such duties provided such delegation was made in accordance with the standards of such Section 11.3 hereof and such delegating fiduciary monitored the performance of such delegate from time to time as required by the standards of Section 11.3 hereof. Any right, power or duty and authority of the Bank to appoint or remove any Trustee or to take any actions with respect to the Plan or its assets shall be exercisable by the Human Resources Committee without further action by the Bank.

11.8	Limitation of Article XI

Nothing in this Article XI shall be deemed to expand the scope of fiduciary responsibility or liability as otherwise set forth in and limited by provisions of the Act and regulations, administrative interpretations or rulings or judicial decisions thereunder. In particular, no named fiduciary shall have any responsibility or liability for any loss or by reason of any breach which results from the exercise of control of over any or all accounts of any Account Director to the extent such fiduciary would not be liable or responsible pursuant to U.S. Department of Labor Regulations §2550.404C-1.

ARTICLE XII

OTHER CORPORATIONS

12.1	Adoption by Other Corporations

The Plan is subject to adoption (with or without retroactive effect) by any other corporation provided the Bank consents to such adoption. All references herein to an

Adopting Corporation shall include the Bank and any other corporation which may as of the Effective Date or thereafter adopt the Plan pursuant to this Section 12.1. Employees of any Adopting Corporation shall, during the period such adoption is in effect, participate in the Plan to the same extent as they would if their employment was for, and their compensation was paid by, the Bank except as provided in this Article XII.

12.2	Employment with Adopting Corporation

Without limiting the effect of Section 12.1 hereof, employment with any one Adopting Corporation shall be deemed employment with all Adopting Corporations for purposes of determining (a) such person’s Credited Service, (b) whether or not his Credited Service had been terminated and (c) such person’s Hours of Service. However, no Credited Service or Hours of Service shall be credited more than once as the result of application of the provisions of this Section and those of Section 2.2 hereof, or any other Section.

12.3	Contributions by Adopting Corporations

Subject to the provisions of Section 12.4 hereof, the contributions under the Plan to be made by the Bank with regard to any Participant who is employed by the Bank and/or one or more Adopting Corporations shall be shared by the Bank and such Adopting Corporations and each shall pay that portion of the total contribution due equal to the product obtained by multiplying the total contribution due by a fraction the numerator of which is equal to the portion of such Participant’s Salary paid by the Bank or such Adopting Corporation and the denominator of which is equal to such Participant’s total Salary paid by the Bank and each Adopting Corporation.

12.4	All Rights Exercisable by Bank

Except as provided in Section 12.6 hereof, all rights under the Plan (including this Article XII) of the Bank shall be exercisable by the Bank. Any amendments made by it shall be fully effective with respect to each plan which then includes this Plan pursuant to this Article.

12.5	Amendment by Adopting Corporation

At any time any Adopting Corporation (other than the Bank) (a) may amend or terminate the Plan as to its employees so as to no longer include them in the Plan, and (b) shall so amend the Plan upon sixty (60) days notice so to do from the Bank. Any such Corporation shall nevertheless be considered an Adopting Corporation with respect to the period preceding and during which its plan incorporated the Plan. Any Adopting Corporation which maintained a qualified defined contribution plan or qualified cash or deferred arrangement plan under Section 401(k) of the Code prior to the effective date of its adoption of the Plan, may have the form of such adoption take the form of amending such pre-existing plan provided that all persons who are participants in the plan as of the day prior to the effective date of such amendment shall have the full amount of any individual account balance credited to their individual accounts under such plan as the opening balance of their Accumulated Participant Contribution Account hereunder to the extent such individual account balance is attributable to contributions made by the individual, and as the opening balance of their Accumulated Bank Contribution Account hereunder to the extent such individual account balance is attributable to contributions made by the Adopting Corporation and earnings from such contributions and from contributions made by such individual.

ARTICLE XIII

ADMINISTRATIVE COMMITTEE

13.1	Appointment and Tenure

The President and Chief Executive Officer of the Bank shall appoint an Administrative Committee to oversee the operations of the Plan. The Committee shall consist of one (1) member or such greater number as such President and Chief Executive Officer shall determine from time to time. Each member of the Committee shall serve at the pleasure of such President and Chief Executive Officer or until such time as he resigns or dies. Members of the Committee may, but need not, be officers or Employees, Participants or directors of the Bank. Vacancies due to any cause may be promptly filled by such officer, but the Committee may act notwithstanding the existence of any number of vacancies. Members of the Committee who are Employees shall serve without compensation, but their reasonable expenses shall be paid by the Bank as shall any compensation and any expenses of any member of the Committee who is not an Employee. In the event that at any time the same individual does not hold the office and title of President and Chief Executive Officer, then the officer exercising authority granted under any provision of the Plan shall be determined by resolution of the Human Resource Committee, the Executive Committee or the Board, and in the absence of such resolution, either such officer may exercise any of such powers.

13.2	Notification of Trustee

The Bank shall notify the Trustee of the membership of the Committee and any change in such membership and shall supply the Trustee with specimen signatures of all such members. The Trustee shall be entitled to rely on any notice of the Bank as to the membership of the Committee and shall be entitled to assume conclusively that any signatures supplied by the Bank are genuine.

13.3	Action by Committee

The Committee shall act by majority vote of its members at the time in office and such action may be taken either by a vote at a meeting duly called or in writing without a meeting. The Committee may, by such majority vote, authorize one or more of its members to execute documents on its behalf, in which event the Committee shall notify the Trustee in writing, and the Trustee thereafter may accept and rely upon such authorization until written notification that it has been revoked by the Committee.

13.4	Documents

The Committee shall keep on file a copy of this Plan (together with any subsequent amendments) and copies of all annual reports of the Trustee, which shall be made available for inspection by Participants, Former Participants and Beneficiaries during normal business hours of the Bank. Upon written request of any Participant, Former Participant, or Beneficiary, the Committee shall furnish such person with a statement of his interest in the Fund as determined as of the most recent Valuation Date.

13.5	Powers of Committee

The Committee shall have general responsibility to oversee the ordinary operation of the Plan and the execution of the funding and investment policies and alternatives recommended and adopted pursuant to an action of the Human Resource Committee or the Board. The Committee shall report to the Human Resources Committee, as provided in Section 11.5. The Committee shall further review from time to time the operations of a Plan and provisions of the Plan and Trust Agreement for compliance with applicable legal requirements including those imposed by the Act and the Code and regulations and rulings thereunder as the same may be amended or otherwise developed from time to time. The Committee shall have all powers necessary or convenient to enable it to fulfill its duties hereunder, except that the Committee shall have no responsibility for the performance of those duties for which the Plan Administrator is responsible under the Act or Code or any other provision of law. The Committee shall further have the power and authority to incur all reasonable expenses deemed advisable by it in the performance of its duties under the Plan.

13.6	Benefits Payable Under the Plan

The Bank shall give the Trustee written notification with respect to all benefits which become payable under the terms and conditions of the Plan and shall direct the Trustee to pay such benefits from the Fund. The Committee shall review and oversee such procedures.

13.7	Construction of the Plan

The Committee shall have full power to construe, interpret and apply this Plan and to supply implied or interstitial provisions. Further, the Committee shall determine all questions of fact that may arise hereunder, including, but not limited to, what persons are Employees as defined herein, the identity of any Participant’s Beneficiary or Beneficiaries, the periods of any Employee’s Credited Service, the amount of any Employee’s Salary, and the rights of persons who are, or claim to be Employees, Participants, Former Participants or Beneficiaries. Any discretionary actions to be taken under this Plan by the Committee, with respect to the classification of Employees or determination of benefits, shall be uniform in nature and applicable to all Employees similarly situated. The Committee shall have absolute discretion in carrying out its responsibilities. The conclusions and determinations of the Committee as to the construction, interpretation or application of the Plan, or any question arising in connection with the Plan shall be final and conclusive upon all persons claiming an interest in the Fund.

13.8	Engagement of Assistants and Advisors

The Committee may employ and retain legal counsel, agents, administrators, accountants, actuaries, and such clerical, medical, accounting and bookkeeping services as it may reasonably require to carry out the provisions of the Plan. The Committee may delegate any or all of its administrative functions, including reporting to Participants and other Account Directors and other similar record keeping functions, to any one or more service providers as it deems appropriate or advisable. All fees, costs and expenses charged by any persons so employed or retained shall be paid from the Trust unless sooner paid by the Bank.

13.9	Indemnification of the Committee

The Bank shall indemnify and hold harmless the Committee, each member thereof, counsel, accountants, employees, and the Bank’s officers and trustees, from any and all liability, claim, or demand asserted against them with respect to their acts in their official capacity provided that with respect to any person who is a fiduciary under any provision of the Code or the Act, such act or failure to act was not the result of such person’s bad faith. As part of such indemnification and holding harmless, the Bank shall provide counsel chosen by it and shall pay all expenses in connection with opposing any such claim, demand or asserted liability. Nothing herein shall be deemed a limitation upon any other protection which any such fiduciary may be entitled under any provision hereof or any doctrine of common law, any relevant statutory provision or the terms of the Charter or By-laws of the Bank or any resolution or other action of the Board or Executive Committee. The provisions of this Section 13.9 shall not be deemed to be applicable with respect to any action by any fiduciary claiming the benefits of this provision unless such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank or, in the best interest of the Participants, Former Participants or Beneficiaries and consistent with the provisions of the Plan.

13.10	Designation of Forms by Committee

The Committee may designate forms for all documents, instruments and communications (which forms it may change from time to time) which it deems reasonable for the designation of Beneficiaries, the election of optional modes of distribution, designation of investments as provided in Article VII hereof, the election to make and change contributions, the withdrawal of contributions and any other forms which it deems necessary or advisable for proper administration of the Plan. Further, the Committee may approve and authorize oral methods of communications through any service provider including telephonic communication as it deems appropriate to enable Participants and other Account Directors conveniently to make permissible changes in their investment choices or in their rate of contributions hereunder or the exercise of any other rights granted to them pursuant to the Plan and the Trust Agreement. The Committee may also accept any other forms of documents, instruments or communications as it deems reasonable, but shall be under no obligation to accept any other forms of documents, instruments or communications and may refuse or refrain to act upon or give effect to any such other forms of documents, instruments or communications. No document, instrument or communication shall be effective under the Plan unless it is in a form designated or otherwise accepted by and filed with the Committee. The Committee may treat any document, instrument or communication filed with the Bank, or a service provider designated by the Bank for such purposes, or accepted by the Bank, or such service provider, as having been filed or accepted, or both, as the case may be, with the Committee.

13.11	Acknowledgment of Benefits

If requested by the Committee, the Trustee, the Bank or any Insurance Company, a Participant, Former Participant or Beneficiary or other person shall be required as a condition of receiving any benefits hereunder to acknowledge the correctness of the computation of such benefits and to release any other claim which he might have. If such person fails to execute any such requested acknowledgment or release, no benefits shall be distributed to him until there is a judicial determination as to the amount of his benefits, or until the party or parties requesting such acknowledgment or release withdraw such request. Nothing herein shall be deemed in any way to limit the power and authority of the Committee and the Trustee under this Plan.

13.12	Delegation by Committee

The Committee may, upon approval of a majority of its members:

(i)	allocate among any of the members of the Committee any of the responsibilities of the Committee under the Plan or;

(ii)	designate any person, firm or corporation that is not a member of the Committee to carry out any of the responsibilities of the Committee under the Plan. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Committee.

13.13	Information Furnished by the Bank

The Bank shall furnish to the Committee or any service provider approved by it all information and data necessary for the Committee to administer the Plan, including but not limited to, a list of Employees eligible to become Participants, notification of each Employee becoming so eligible, the Salary of all Participants, the date of hire of all Participants, the age of all Participants and any other information requested by the Committee and reasonably determined by it to be advisable in discharging its duties hereunder. The Committee shall be entitled to rely on such information as being accurate and complete unless such information is challenged by any Employee in a writing addressed to the Committee, in which event the Committee shall determine the accuracy of such information to the extent that such questions raised by such Employee are within the scope of the Committee’s powers and authority under this Article XIII. The Bank shall be responsible for all record keeping including the allocations and investment results allocable to accounts. However, any such functions as may be delegated by the Bank to any service provider.

ARTICLE XIV

MISCELLANEOUS

14.1	No Employment Contract

Neither the adoption and maintenance of the Plan, nor the establishment of the Trust, shall be deemed to be a contract between the Bank and its Employees. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Bank or to interfere with the right of the Bank to discharge any Employee at any time, or to give the Bank the right to require any Employee to remain in its employ or to interfere with any Employee’s right to terminate his employment at any time.

14.2	Non-Alienation of Benefits

(a)	The Plan and Trust have been established to provide for the support of Participants and their Beneficiaries. Therefore, the interest hereunder of any Participant, Former Participant or Beneficiary shall not be subject to being assigned or alienated by any method and shall not be subject to attachment by or otherwise available by any process whatsoever to his creditors. Borrowing by Participants in accordance with the terms of Section 8.10 hereof shall not be deemed an assignment or alienation of benefits for purposes of this Section 14.2.

(b)	If any Participant, Former Participant or Beneficiary is adjudicated bankrupt, or attempts to anticipate, alienate, sell, transfer, assign, encumber, or charge any benefit under the Plan, or if such benefit is made the subject of any garnishment, attachment or other similar legal process, then such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Trustee shall hold or apply the same, or any part thereof, to or for the benefit of such Participant, Former Participant or Beneficiary in such manner as the Trustee may determine.

14.3	Mergers and Consolidations of Bank

In the event that the Bank shall merge or consolidate into or sell substantially all of its operating assets (whether or not the Bank is liquidated or dissolved as part of the same transaction or subsequent thereto) to another corporation (hereinafter “Successor Corporation”), such Successor Corporation may assume the Plan. In the event that any Successor Corporation assumes the Plan, then after consummation of any such merger, consolidation, or sale, the Plan and Trust shall continue and each reference to the Bank (a) shall be deemed to refer to such Successor Corporation, and (b) shall no longer be deemed to refer to People’s Bank except that each such reference (i) shall be deemed to include references to People’s Bank, or (ii) shall be deemed to exclude reference to any Successor Corporation, or (iii) both (i) and (ii), whenever such inclusion or exclusion is necessary so as to avoid depriving any Participant or any Employee of any rights or interest accrued hereunder, or any right to participate in the Plan once the eligibility requirements of Article 3 hereof are met, or failing to give full credit for all services to the Bank prior to such merger, consolidation or sale or diminishing or adversely affecting such rights of such Employees in any way whatsoever.

14.4	Governing Law

The Plan shall be (and the Trust through September 30, 1994 was) governed by the law of the State of Connecticut including federal law to the extent it is part of or preempts such state law. On and after October 1, 1994, the Trust is governed by the laws of the United States, and to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts.

14.5	Participants Limited to Assets of Fund

In the event of any termination or partial termination of the Plan, complete discontinuance of contributions under the Plan or any suspension or curtailment of such contributions, the remedies of all Participants, former Participants and Beneficiaries and any other person claiming an interest shall be limited to the assets of the Fund for provision of their benefits under the Plan, and they shall be entitled to no other remedy from the Bank.

14.6	Valuation of Securities

Securities listed or quoted on recognized exchanges or securities markets shall be valued at their closing sales prices on the valuation date. Securities or other investments in mutual funds or common trust funds described in Section 7.1 shall be valued in accordance with the provisions of Section 7.3. Any other investments shall be valued by the Plan Administrator or its delegate.

14.7	I.R.S. Contingency to Amendments

Each of the amendments made hereby shall become effective as of January 1, 1987, except if a later effect date is otherwise indicated in the Plan, including Appendix A as in effect prior to March 1, 2002, subject to the provisions of this Section 14.7. The Plan as amended and restated will be submitted to the proper office of the Internal Revenue Service with a request for a written ruling to the effect that the provisions as set forth herein will result in the Plan continuing to be a qualified Plan as set forth in the provisions of Section 401 of the Code, including Section 401(k) of the Code. To the extent that any provisions contained herein contains any provision or reflects any deletion or amendment which provision, deletion or amendment would adversely affect such qualified status in the opinion of such office, such provision, deletion or amendment, subject to the last sentence of this Section, shall become null and void retroactively as of its effective date. Further, the Plan shall be subject as of January 1, 1987 (or such later date as may be appropriate) to all provisions of any further amendments so made in response to any suggestions, comments or requests by any personnel of the Internal

Revenue Service in connection with the request described in this Section. Notwithstanding the foregoing, in the event that any action for declaratory judgment is instituted in the Tax Court in connection with any refusal or failure to issue such written determination by the Internal Revenue Service or any adverse action with respect to such adverse request, the putting into effect of any such amendments shall be further postponed, but all amendments shall be made in accordance with the decision of the Tax Court as such decision may be altered or changed upon further proceedings before the Tax Court or any appeal therefrom, all as of January 1, 1987 or such other date as might be indicated by such decision.

14.8	Dual Construction

This Plan is intended to be a qualified cash or deferred arrangement plan under the provisions of Section 401(k) of the Code and the regulations promulgated thereunder and to meet all of the requirements applicable to it under the Act. In the event any provision is subject to two or more constructions or interpretations one or more of which would result in it not being so qualified or not meeting any such requirements, then such construction or interpretation shall not be adopted.

14.9	Severability of Provisions

Should any provision of the Plan be found invalid under the laws of the State of Connecticut, such provision shall be deemed null and void, but all of the provisions not so found invalid shall remain in full force and effect.

14.10	Mergers and Consolidations of Plans

In the event this Plan is merged or consolidated with any other employee retirement plan or this Plan’s assets or liabilities are transferred to any other employee retirement plan, each Participant shall, if the Plan is then terminated, receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had then been terminated.

14.11	Claims Procedure

(a)	If a Participant, Former Participant or Beneficiary disagrees with the computation of the amount of the benefits to which he is entitled under the Plan, such person shall file with the Committee, in writing and sent by registered or certified mail, his claim for benefits or additional benefits. If no claim is received by the Committee within sixty (60) days after such person receives notification of his benefits from the Committee, no such claim shall be permitted and the Committee’s computation shall be final.

(b)

In the event a claim is filed in accordance with subsection (a) of this Section 14.11, the Committee shall exercise its best efforts to act upon such claim within sixty (60) days after its receipt. If such claim is denied in all or in part, the

Committee shall give notice in writing, by registered or certified mail, of such denial to the Participant or Beneficiary, setting forth the following: the specific reasons for such denial; specific reference to pertinent Plan provisions on which the denial is based; a description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and an explanation of why such material or information is necessary; and advice to the effect that he may request a full review of his claim by filing with the Committee, within sixty (60) days after such notice has been mailed, a request for such review. In the event such request is submitted, the Committee shall review the claim within sixty (60) days and the Participant or Beneficiary shall be given written notice of the result of such review. Such notice shall include specific reasons for the decision.

(c)	Notwithstanding any other provisions of this Plan to the contrary, the terms of Subsections (a) and (b) of this Section 14.11 shall apply until such time as the Committee shall adopt revised claims procedures; provided, however, that the Committee may make any such revisions in such procedures as it deems necessary to assure compliance with the applicable provisions of Section 503 of the Act and the regulations thereunder.

14.12	Plan Administrator

The Bank shall be the agent for legal process and the Plan Administrator and shall perform all duties for which a plan administrator is liable under the Code or the Act, unless the Bank designates another person or body of persons to act as agent for legal process or Plan Administrator. Further in this regard, the Chairman, Vice Chairman or President of the Bank shall execute any requisite document in the name of the Plan Administrator. Notwithstanding the foregoing, by action of the Board or the Executive Committee, the Bank may designate one or more persons by title, committee designation or otherwise to be Plan Administrator, and such designees shall succeed to such duties. Such right is in addition to the power of the Bank as long as it is Plan Administrator, to delegate duties thereof as provided by the provisions of Section 11.5 hereof.

14.13	Insurance Company

No Insurance Company shall be considered a party to the Plan or Trust, nor shall any Insurance Company have any responsibility for the validity of the Plan or the Trust. The duty and liability of any Insurance Company is only as stated in any contract it may issue.

14.14	Dates

Whenever any action by the Trustee, the Committee, the Bank, the Insurance Company, a Participant, a Former Participant or a Beneficiary or any other person must be taken within a period ending on a Saturday, Sunday or legal holiday, such period shall be extended to the first day following the end of such period which is not a Saturday, Sunday or legal holiday.

14.15	Incapacity of Distributee

In the event the Committee or the Trustee deem any person incapable of receiving benefits to which he is entitled by reason of minority, illness, infirmity or other legal incapacity, the Committee may direct the Trustee, or the Trustee may determine, to make payment by applying the same directly for the benefit of any such person or by paying the same to any person selected by the Committee or the Trustee which person has agreed in writing to use and apply the same for the benefit of such person. Any such payments made, to the extent thereof, shall discharge the liability of the Bank, the Committee and the Trustee under the Plan to the person entitled to receive such benefit, and the Bank, Committee and Trustee shall have no responsibility for seeing that such agreement to use such sums for such person are actually carried out.

14.16	Limitation Year

For purposes of Section 415 of the Code and the regulations thereunder, the Plan Year shall be deemed to be the Plan Limitation Year.

14.17	Recapture of Erroneous Payments

In the event that, for any reason, it is discovered that amounts have been paid to a Participant, Former Participant, or Beneficiary in excess of the amounts owed to him as a result of erroneous allocations to his Account, failure to recognize events classified as a partial termination, clerical or computational errors or otherwise, the Plan shall have a right against such payee to recover the amount of such excess; provided, however, that the Committee may determine that as a result of the administrative problems and costs and expenses of collection involved, such rights shall not be enforced.

14.18	Recovery of Contributions

Contributions received by the Trustee shall be held in the Fund for the respective Participants subject to the provisions of the Plan and no part thereof shall be recoverable by the Bank except that the Bank shall have the right to recapture the following contributions within the time limits and under the conditions hereinafter set forth:

(a)	In the event a contribution is made in good faith under a mistake of fact determined under all of the facts and circumstances to have been such a good faith mistake, the amount of the contribution to the extent it exceeds the amount which would have been contributed had there not occurred a mistake of fact shall, upon demand of the Bank, be repaid to the Bank within one (1) year from the date such contribution was made.

(b)

In the event a contribution is conditioned upon deductibility thereof, and there is a good faith mistake on the part of the Bank in determining the deductibility thereof, then such portion of such contribution as is not deductible shall, upon demand of the Bank, be returned to the Bank; provided, however, that no such amount shall be returned pursuant to this subsection (c) unless it is so returned within one (l) year after the date of disallowance of the deduction. The term “disallowance of the deduction” and “deductibility” relates to such deductions and deductibility under Section 404 of the Code.

(c)	In no event may any amounts be returned to the Bank pursuant to this Section 14.18 which are attributable to any earnings or increase in value of the portion of any such contribution made (i) by mistake or (ii) not deductible and made upon condition of being deductible.

(d)	In the event that any contributions which are Salary Reduction Contributions are returned to the Bank pursuant to this Section 14.18, such amount shall be paid by the Bank to the Participant on whose behalf such contributions were made.

(e)	Unless otherwise specified by the Bank, all Salary Reduction Contributions, and Bank Contributions made by the Bank on behalf of any Participant shall be deemed to be conditioned upon the deductibility of such contributions.

14.19	Benefits Payable Pursuant to Qualified Domestic Relations Orders

Any prohibition in Section 14.2 of the Plan against the assignment or alienation of benefits shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant January 1, 1985 pursuant to (i) a qualified domestic relations order entered on or after such date, (ii) any domestic relations order entered before January 1, 1985, provided benefits are being paid pursuant to such order as of such date; or (iii) any domestic relations order entered before January 1, 1985, provided the Plan Administrator determines to treat such order as a qualified domestic relation order. To the extent consistent with such a qualified domestic relations order so affecting any benefit under the Plan, effective on and after January 1, 1995, an alternate payee may withdraw all or any part of such benefit so assigned or granted to him and such benefit shall not be payable to any other person under this Plan, notwithstanding any other provisions of this Plan, except to the extent provided in such qualified domestic relations order. The terms “qualified domestic relations order” and “domestic relations order” shall have the meaning set forth in Section 414(p) of the Code. To the extent consistent with a qualified domestic relations order or domestic relations order so affecting any benefit under the Plan effective January 1, 1995, alternate payee may withdraw all or any part of such benefits assigned or granted to him.

14.20	USERRA

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE XV

TOP-HEAVY PLAN PROVISIONS

15.1	Application of Top-Heavy Provisions

(a)	Notwithstanding any other terms of this Plan, this Article XV shall become effective for any Plan Year beginning on or after January 1, 1984, during which the Plan is a Top-Heavy Plan as determined in accordance with Section 416 of the Code.

(b)	For purposes of this Plan, the following terms shall have the meanings set forth below:

“Account” or “Accounts” means, for purposes of this Article XV, the accounts maintained under a qualified Defined Contribution Plan (including this Plan) to which are credited employer contributions, employee contributions (other than qualified voluntary deductible employee contributions) and salary reduction contributions. The extent to which rollovers or transfers are included for purposes of this Article XV shall be determined in accordance with regulations pursuant to Section 416 of the Code.

“Accrued Benefit” means, for purposes of this Article XV, the accrued benefit determined under a qualified Defined Benefit Plan consisting of benefits attributable to employer and employee contributions (other than qualified voluntary deductible employee contributions).

“Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group.

“Determination Date” means, (i) with respect to this Plan, the last day of the preceding Plan Year, and (ii) with respect to any other plan, the last day of the preceding plan year as defined in such plan, or, in the case of the first plan year of any plan, the last of such plan year.

“Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Year beginning after December 31, 2002), a five-percent owner of the Bank or a one-percent owner of the Bank having annual compensation of more than $150,000. In determining whether an individual has compensation of more than $150,000 compensation from each employer required to be aggregated under Code sections 414(b), (c) and (m) shall be taken into account. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. The term “five-

percent owner” means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% (five percent) of the outstanding stock of the Bank or stock possessing more than 5% (five percent) of the total combined voting power of all stock of the Bank. ‘One percent owner’ means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 1% (one percent) of the outstanding stock of the Bank or stock possessing more than 1% (one percent) of the total combined voting power of all stock of the Bank. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), and (m) of the Code shall be treated as separate employers.

“Permissive Aggregation Group” means any plan which is not a member of a required Aggregation Group but which is maintained by the Bank or another employer, service with which is deemed to be service with the Bank for certain purposes as provided by Section 2.2, and which Plan when included with all of the plans of the Required Aggregation Group does not result in this Plan not meeting the requirements of Sections 401(a)(4) or 410 of the Code and which the Bank elects to include in the Permissive Aggregation Group for purposes of Section 416 of the Code.

“Required Aggregation Group” means each plan of the Bank in which a Key Employee is a Member and each other plan of the Bank which enables any such plan to satisfy the requirements of Section 401(a)(4) or 410 of the Code.

“Super Top-Heavy Plan” shall have the meaning set forth in Section 15.2(b) hereof.

“Top-Heavy Group” shall have the meaning set forth in Section 15.3 hereof.

“Top-Heavy Plan” shall have the meaning set forth in Section 15.2(a) hereof.

“Valuation Date” means (i) for purposes of this Plan, the date determined pursuant to Section 1.48 hereof, and (ii) for purposes of any other plan, the valuation date defined in such other plan.

15.2	Top-Heavy Plan Determinations

(a)	This Plan shall be a Top-Heavy Plan for any Plan Year commencing on or after January 1, 1984, in which, as of the Determination Date, the present value of the aggregate Accounts of the Key Employees under the Plan exceeds sixty (60%) percent of the present value of the aggregate Accounts of all Employees under the Plan. This Plan shall also be a Top-Heavy Plan for any Plan Year commencing on or after January 1, 1984, in which, as of the Determination Date, this Plan is part of a Required Aggregation Group and the Required Aggregation Group or a Permissive Aggregation Group that includes the Required Aggregation Group is a Top-Heavy Group, determined in accordance with Section 15.3 hereof.

(b)	This Plan shall be a Super Top-Heavy Plan for any Plan Year commencing on or after January 1, 1984, in which, as of the Determination Date, the present value of the aggregate Accounts of the Key Employees under the Plan exceeds ninety (90%) percent of the present value of the aggregate Accounts of all Employees under the Plan. This Plan shall also be a Super Top-Heavy Plan for any Plan Year commencing on or after January 1, 1984, in which, as of the Determination Date, this Plan is part of a Required Aggregation Group and the Required Aggregation Group or a Permissive Aggregation Group that includes the Required Aggregation Group is a Super Top-Heavy Group, determined in accordance with Section 15.3(b) hereof.

15.3	Top-Heavy Group Determinations

(a)	An Aggregation Group shall be a Top-Heavy Group if as of the Determination Date, the sum of the present value of the cumulative Accrued Benefits for Key Employees under all Defined Benefit Plans included in such group, and the aggregate of the Accounts for Key Employees under all Defined Contribution Plans included in such group exceeds sixty (60%) percent of a similar sum determined for all Employees.

(b)	An Aggregation Group shall be a Super Top-Heavy Group if such Group would be a Top-Heavy Group under Section 15.3(a) hereof if “ninety (90%)” percent were substituted in place of “sixty (60%) percent” in Section 15.3(a) hereof.

15.4	Present Value of Accrued Benefits and Account Balances

(a)	This Section 15.4 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period”.

(b)	The accrued benefits and accounts of any individual who has not performed services for the employer during the one-year period ending on the Determination Date shall not be taken into account.

15.5	Minimum Allocations for Top-Heavy Plan

(a)	For each Plan Year that the Plan is a Top-Heavy Plan, the Bank contributions allocated on behalf of each Participant who is not a Key Employee shall equal the lesser of (i) three (3%) percent of such Participant’s 415 Compensation, or (ii) the largest percentage of Bank contributions allocated on behalf of any Key Employee, subject to the terms of this Section 15.5. Clause (ii) of the preceding sentence shall not apply in the event this Plan is a member of a Required Aggregation Group and enables a Defined Benefit Plan required to be included in such Required Aggregation Group to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code. The minimum allocation provided in this Section 15.5(a) shall be determined without regard to any Social Security contribution. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contributions requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(b)	Each Participant who is not a Key Employee and who is an Employee on the last day of the Plan Year shall be entitled to the minimum allocation provided for in Section 15.5(a) hereof, including Participants who have failed to complete 1,000 Hours of Service (or the equivalent) during the Plan Year or who are excluded from participation for the Plan Year solely because of a failure to make Salary Reduction Contributions.

(c)	In the event the Bank maintains more than one Defined Contribution Plan, the Bank shall provide the defined contribution minimum allocation under his Plan to the extent required under Section 416 of the Code and the regulations thereunder, for Employees who are not Key Employees, unless such minimum allocation is provided under the terms of any such other Defined Contribution Plan maintained by the Bank.

(d)	If an Employee who is not a Key Employee participates in both this Plan and a Defined Benefit Plan and both plans are included in a Top-Heavy Group, then and the minimum benefits required under Section 416(c) of the Code will be provided for each such Employee under the Defined Benefit Plan; provided, however, that effective for Plan Years beginning on or after January 1,1991, the required minimum benefits shall be allocated under this Plan to each Participant who is not a Key Employee equal to five percent (5%) of such Participant's 415 Compensation.

IN WITNESS WHEREOF, People’s Bank acting by its President and Chief Executive Officer hereunto duly authorized, hereby executes the Amended and Restated People’s Bank 401(k) Employee Savings Plan.

PEOPLE'S BANK

By:
	David E. A. Carson	Date
President and Chief Executive Officer

THE PEOPLE’S BANK 401(k) EMPLOYEE SAVINGS PLAN

APPENDIX A

I.	The following substantive provisions as in effect on February 28, 2002 were transferred to this Appendix A as of March 1, 2002. These provisions continue to apply to participants who commenced distributions prior to the Annuity Option Elimination Date and who did not elect to cease distributions prior to March 1, 2002; provided such payments are not less than that would be required under 8.1(e). These provisions also apply to those participants whose deaths occur prior to the Annuity Option Elimination Date and to the beneficiaries of such participants.

1.	The following definitions applied:

2.	1.37 “Qualified Joint and Survivor Annuity Form” shall mean an annuity for the life of the Participant with a survivor annuity for the life of such Participant’s spouse as long as she survives him which is equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his spouse and which is the actuarial equivalent of a single life annuity for the life of the Participant purchased with the amounts held in his Accounts.

3.	1.38 “Qualified Preretirement Survivor Annuity Form” shall mean an annuity for the life of the surviving spouse of the Participant, the actuarial equivalent of which is not less than fifty percent (50%) of the balance held in the Participant's Accounts as of the date of his death.

4.	Section 8.2 read as follows:

5.	8.2 Qualified Joint and Survivor Annuity Form.

(a)	Unless otherwise elected as provided in Subsection (b) of this Section 8.2, a Participant who terminates his employment with the Bank and is alive and married to his spouse on his Annuity Starting Date shall be entitled to payment of his retirement benefits hereunder in the Qualified Joint and Survivor Annuity Form.

(b)	In addition, an unmarried Participant who terminates employment with the Bank and is alive on his Annuity Starting Date shall be entitled to payment of his retirement benefits hereunder in the form of a life annuity. Such unmarried Participant may, however, elect another form of payment. The election must comply with the provisions of subsection (b) of this Section 8.2, but without the spousal consent requirement.

(c)

Notwithstanding anything herein to the contrary, if a Participant’s employment with the Bank is terminated on or after January 1, 2001, and the total value of his vested Accounts (including his NSS Plan

Contribution Account, if any, described in Appendix B hereof) as of the Annuity Starting Date does not exceed $5,000, the Committee shall cause to be distributed a single sum equal to the value of the entire vested portion of his Accounts to such Participant as soon as administratively practicable and the non-vested portion, if any, will be forfeited. This provision shall also apply to each Former Participant who is such on or after January 1, 2001, and whose vested Accounts (including his NSS Plan Contribution Account, if any) does not exceed $5,000 provided such Accounts are not being distributed in the form of periodic payments. Such distributions will be made to such Former Participants as soon as administratively practicable.

(d)	A Participant may elect to waive payment in the Qualified Joint and Survivor Annuity Form by submitting a written election to the Committee within the Election Period, provided his spouse consents to such election. The spouse’s consent shall be in writing, witnessed by a notary public and the consent shall acknowledge the effect of the election. Notwithstanding the preceding sentence, the consent of the Participant’s spouse shall not be required if it is established to the satisfaction of the Plan Administrator that the consent may not be obtained because there is no spouse, the spouse cannot be located or other circumstances exist as the Secretary of the Treasury may by regulations prescribe pursuant to Section 417 of the Code. In any event, the consent of the Participant’s spouse shall not be required if the value of the Participant’s total vested Accounts as of the Annuity Starting Date does not exceed $3,500 (and has not exceeded $3,500 at the time of any prior distribution). Notwithstanding the foregoing, in the case of Participants who terminate employment on or after January 1, 2001, the consent of the Participant’s spouse shall not be required if the total value of the Participant’s vested Accounts (including his NSS Plan Contribution Account, if any, described in Appendix B hereof) as of the Annuity Starting Date does not exceed $5,000. The preceding sentence shall also apply to each Former Participant who is such on or after January 1, 2001 and whose vested Accounts (including his NSS Plan Contribution Account, if any) does not exceed $5,000 provided such Accounts are not being distributed in the form of periodic payments. Distributions will be made to such Former Participants as soon as administratively practicable. Any consent by a spouse or the determination that the consent of the spouse may not be obtained shall be effective only with respect to such spouse. A Participant may revoke his election to waive payment in the Qualified Joint and Survivor Annuity Form by written revocation without the consent of his spouse within the applicable Election Period.

(e)

For purposes of this Section 8.2, the term Election Period means the ninety-day period ending on the Participant’s Annuity Starting Date. For purposes of this Section 8.2 and Section 8.5 hereof, the term “Annuity Starting Date” means (i) the first day of the first period for which an amount is payable as an annuity; or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

(f)	The Plan Administrator shall provide to each Participant, no less than 30 days and no more than 90 days prior to the Participant’s Annuity Starting Date (and consistent with such regulations as the Secretary of the Treasury may prescribe), a written explanation of (i) the terms and conditions of the Qualified Joint and Survivor Annuity Form; (ii) the Participant’s right to make an election to waive payment in the Qualified Joint and Survivor Annuity Form and the effect of such election; (iii) the rights of the Participant’s spouse with respect to such election; (iv) the Participant’s right to revoke the election and the effect of such revocation; and such other information as may be required under applicable Treasury regulations.

(g)	The provisions for payment in the Qualified Joint and Survivor Annuity Form set forth in this Section 8.2 shall be effective only for Plan Years beginning on or after January 1, 1985, and shall apply only with respect to Participants who have at least one (1) Hour of Service on or after August 23, 1984. Members who do not have at least one (1) Hour of Service on or after August 23, 1984, shall have the right to receive payment in accordance with the provisions of the Plan in effect prior to January 1, 1985 and the provisions of Section 303(e) of the Retirement Equity Act of 1984.

(h)	Unless the Participant otherwise elects, payments hereunder shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs: (i) Participant attains age 65; (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with the Bank.

(i)	Notwithstanding any other provision of this Section 8.2, any distribution provided for in this Article VIII may commence less than 30 days after the written explanation described in subsection (d) of this Section 8.2 or otherwise required under Section 417(a)(3) of the Code and regulations thereunder and, if applicable Treasury Regulation Section 1.411(a)-11(c), is given, provided that:

(i)	the Plan Administrator clearly informs the Participant that such Participant has a right to a period of 30 days after receiving the written explanation to consider whether to waive the Qualified Joint and Survivor Annuity and elect a form of distribution other than a Qualified Joint and Survivor Annuity,

(ii)	the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant. Any revocation of an election is subject to the spousal consent requirements set forth in this Section 8.2,

(iii)	the Annuity Starting Date is after the date that the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant. However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant and before the date that the distribution is permitted to commence under (iv) below subject to the requirement that the Annuity Starting Date may not be earlier than the termination of the Participant’s employment,

(iv)	distribution in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and

(v)	both the Participant and the Participant’s spouse consent to the waiver of the 30 day notice period, unless the Participant has not elected to waive the Qualified Joint and Survivor Annuity in which event only the Participant needs to waive the 30 day notice period.

6.	Section 8.3 read as follows:

7.	8.3 Options Other Than Qualified Joint and Survivor Form.

(a)

In the event a Participant ceases to be an Employee and is not eligible to receive payment in the Qualified Joint and Survivor Form or is so eligible but an election to waive payment in such form is in effect with respect to such Participant in accordance with Section 8.2 hereof, distribution of his Accounts, except as otherwise distributed in accordance with the terms of Sections 8.7, 8.8 and 8.9 hereof, shall be made in one of the following forms as requested by the Participant or, if no such determination is made prior to the date benefits are to commence under Section 8.1 hereof, in a lump sum. The time at which payment is to be made or commence to be made pursuant to this Section 8.3 shall be designated by the Participant. Under all options, unless the Participant otherwise elects, payments shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs: (i) the Participant attains age 65; (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with the Bank. In any event payment under any option shall not be required to commence earlier than 30 days following the date of the termination of the Participant's employment with the Bank.

(1)	A lump sum payment of the full value of the Participant’s Accounts.

(2)	Payments of such amount as such Participant may request from time to time subject to the provisions of Section 8.1

(3)	Payment of the amounts held in the Participant’s Accounts in monthly, quarterly, semi-annual or annual installments over a period of time not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary. The amount of any installment distribution shall be determined as follows: the number of payments over which the Accounts are to be distributed shall first be determined; the first installment shall be an amount equal to the amount held in such Accounts as of the last Valuation Date of the preceding Plan Year divided by the number of payments over which distribution is to be made; subsequent distributions shall be determined by dividing the Account or Accounts as adjusted as of the last Valuation Date of the prior Plan Year by the total number of payments left to be made before total distribution is made. In the event that benefits are distributable pursuant to this paragraph or paragraph (2), after October 3, 1994 the Participant may elect at any time and from time to time (but no more than twice in any Plan Year) to withdraw additional amounts from one or more of his Accounts.

(4)	The purchase and delivery of an annuity contract providing for payments in equal monthly, quarterly or annual installments (i) for a fixed period not exceeding the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary or (ii) over the life of the Participant or the joint lives and last survivor of the Participant and his Beneficiary on the basis of a 100%, 75% or 50% payment continuing to the Beneficiary after death of the Participant.

(b)

No election shall be made which would provide for payment of interest only, and further, no election shall be made which provides that such benefits be payable over a period which exceeds (i) the life of the Participant or the lives of the Participant and his Beneficiary or (ii) the life expectancy of the Participant or the life expectancies of the Participant and his Beneficiary. For purposes of determining life expectancies, the life expectancies of the Participant and his spouse may, at the election of the Participant or the Participant's spouse be redetermined (other than in the case of a life annuity), but such redetermination shall occur no more frequently than annually. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be redetermined. The life expectancy of a nonspouse Beneficiary may not be redetermined. For calendar years beginning before 1989, the method of distribution to a non-spouse Beneficiary must assure that at least fifty (50%) percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant. For calendar years beginning after December 31, 1988 the amount to be distributed for each calendar year shall not be less than an amount equal to the quotient obtained by dividing the Participant's interest in his Accounts by the lesser of (i) the applicable life expectancy under this Section 8.3, or (ii) if a Participant's Beneficiary is not his spouse, the applicable divisor determined under Section 1.401(a)(9)-2, Q&A 4 of the Proposed Treasury Regulations, or any successor regulations of similar import.

8.	Section 8.5 read as follows:

(a)	8.5 Death Prior to Commencement of Benefit Payments.

(b)	Unless otherwise elected as provided below, a Participant or Former Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have at least fifty percent (50%) of the Participant's entire interest in his Accounts paid to his surviving spouse in the form of a Qualified Preretirement Survivor Annuity. The Participant's spouse may direct that payment of the Qualified Preretirement Survivor Annuity commence within a reasonable period after the Participant's death. Any distribution to the Participant's spouse shall be subject to the rules specified in Section 8.5(g). Notwithstanding the provisions of this Section 8.5(a), only spouses of Participants who are credited with at least One Hour of Service on or after August 23, 1984, shall qualify for payment in the Qualified Preretirement Survivor Annuity form.

(c)	Any election to waive the Qualified Preretirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 8.2. Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

(d)	The election period to waive the Qualified Preretirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. In the event a Participant separates from service prior to beginning of the election period, the election period shall begin on the date of such separation from service.

(e)	Each Participant shall receive, within the applicable period with respect to such Participant and consistent with such regulations as the Secretary of the Treasury may prescribe, a written explanation of the Qualified Preretirement Survivor Annuity containing comparable information to that required pursuant to Section 8.2. For the purposes of this paragraph, the term “applicable period” means, with respect to a Participant, whichever of the following periods ends last:

(i)	The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(ii)	A reasonable period after the individual becomes a Participant;

(iii)	A reasonable period ending after the Plan no longer fully subsidizes the cost of the Preretirement Survivor Annuity with respect to the Participant;

(iv)	A reasonable period ending after Section 401(a)(11) of the Code applies to the Participant; or

(v)	A reasonable period after separation from service in the case of a Participant who separates before attaining age 35.

(f)	For purposes of applying Section 8.5(d), a reasonable period ending after the enumerated events described in paragraphs (ii), (iii) and (iv) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

(g)	In the event a Participant or Former Participant dies prior to his Annuity Starting Date and is not eligible to have payment made in the form of a Qualified Preretirement Survivor Annuity, or is eligible for payment in such form and does not elect to have one hundred percent (100%) of the balance of his Accounts paid in the form of a Qualified Preretirement Survivor Annuity such person's interest in his Accounts (or applicable portion thereof) shall be paid to the Participant's Beneficiary by any of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), subject to the rules specified in Section 8.5(g):

(i)	One lump-sum payment in cash or in property;

(ii)	Payments of such amounts as such Beneficiary may determine from time to time (provided, however, that such Beneficiary may elect to receive payments no more than twice in any Plan Year);

(iii)	Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right at any time and from time to time (but no more than twice in any Plan Year) to (A) direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly or (B) withdraw additional amounts;

(iv)	The purchase and delivery of an annuity contract providing for payments in equal monthly, quarterly or annual installments (i) for a fixed period equal to the life expectancy of the Beneficiary, or (ii) over the life of the Beneficiary.

(h)	Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and the regulations thereunder. If all or any portion of the death benefit is paid in the form of a Qualified Preretirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.

If a Participant or Former Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions have begun pursuant to Regulations (and distributions are not to be made in the form of a Qualified Preretirement Survivor Annuity), then distribution of such person's interest in his Accounts (or applicable portion thereof) shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

However, the 5-year distribution requirement of the preceding sentence shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary), be distributed over a period not extending beyond the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the Calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

(i)	For purposes of Section 8.5(g), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply except if the designated Beneficiary is the Participant's surviving spouse, in which case the rules provided in Section 8.5(g) shall apply.

(j)	For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Treasury regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

(k)	Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Section 401(a) of the Code as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(l)	Notwithstanding the provisions of this 8.5, if a Participant or Former Participant who is such dies on or after January 1, 2001 and prior to such Participant’s Annuity Starting Date and the total value of such Participant’s vested Accounts (including the value of his NSS Plan Contribution Account, if any, described in Appendix B hereof), does not exceed $5,000 an amount equal to the total value of such vested Accounts shall be distributed to his Beneficiary or Beneficiaries in a single sum as soon as administratively practicable following the Participant’s death. In the event the Participant is married as of the Annuity Starting Date and has not waived the Qualified Preretirement Survivor Annuity, 50% of such amount (excluding any NSS Plan Contribution Account) shall be distributed to such Participant’s surviving spouse and the remaining portion shall be distributed to such Participant’s Beneficiary, taking into account any applicable terms of Appendix B.

9.	Section 8.6 read as follows:

(a)	Death Prior to Completion of Installment Payments.

Upon the death of a Former Participant while receiving installment payments of his interest in the Plan pursuant to Section 8.3 hereof, the installments shall continue to be paid to his Beneficiary for the remainder of the payment period; provided, however, that if the Participant or Former Participant has so specified in writing in a form approved by the Committee such Beneficiary may elect to accelerate all or part of the distributions of such Accounts. In the event any Participant or Former Participant fails to designate a Beneficiary or no Beneficiary designated by him survives, then the amounts payable under this Plan as a result of his death shall be paid to his surviving spouse, and if no spouse survives, then to his surviving children, including adopted children, in equal shares, but if none survives then to his Legal Representative. Payments made in a lump sum pursuant to this Section 8.6 shall be paid within the time required by the rules described in Section 8.5(g) hereof. Payments may be paid in any form allowable hereunder and the Code (without loss of tax qualified status) and the Act.

10.	The first sentence of subsection 8.7(a) reads as follows:

(a)

A Participant who has voluntarily suspended his participation in the Plan pursuant to the provisions of Section 4.2(b) hereof may, by written application to the Committee, request to withdraw up to one hundred percent (100%) of the balance credited to his Accumulated Bank Contribution Account, Accumulated Participant Contribution Account, Bank Contribution Account and Rollover Account; provided, however, that if such Participant is married, and the value of such Accounts exceeds $3,500 at the time of the withdrawal (or has ever exceeded $3,500 at the time of any prior distributions), or, in the case of withdrawals on or after

January 1, 2001, such value exceeds $5,000, he may not make withdrawal under this Section 8.7 unless his spouse consents in writing in a manner similar to that described in Section 8.2(b) hereof.

11.	Paragraph (iii) of subsection 8.8(b) reads as follows:

(iii)	A Participant must obtain the consent of his or her spouse, if any, to obtain a hardship withdrawal.

12.	Section 8.10 reads as follows:

(a)	8.10 Loans to Participants.

Loans granted or modified on or after November 1, 1996, under the Plan shall be permitted to the extent provided for under and in accordance with the terms and conditions established in writing pursuant to recommendations of the Committee (the “Loan Program”). A loan to a married Participant shall be permitted only if the Participant’s spouse consents to the Participant’s pledge of his vested Account to the Plan as security for the loan. The spouse’s consent must be given within the 90-day period ending on the date the loan is made. Such consent shall be in writing, on a form approved by the Committee, acknowledge the effect of the loan and be witnessed by a notary public. The Loan Program shall be administered by the Committee and may be amended from time to time in accordance with the same procedures as are set forth in Section 10.2(b) of the Plan applicable to amendments dealing with matters of administration.

II.	Prior to October 3, 1994 the following terms had the following meanings:

1.18	“Earnings and Adjustments” shall mean the increases and decreases in the value of the Fund from one Valuation Date to the next, (including, but not limited to, all income received, all gains and losses realized from the disposition of assets, and all unrealized appreciation and depreciation in the market value of assets since the later of the last prior Valuation Date, or the date of acquisition), all expenses including taxes imposed on the Trustee or the Fund, and all other amounts properly chargeable against the Fund. In the event any of the assets of the Fund are invested in a common trust fund or a pooled or commingled fund, the value of such assets shall be that determined as of the valuation date of such common trust fund or pooled or commingled fund coincident with or most immediately preceding the Valuation Date of the Fund. Earnings and Adjustments shall not include any Salary Reduction Contributions, Bonus Reduction Contributions, or Bank Contributions to the Fund for such Plan Year, but shall include any income, appreciation, gains, losses, depreciation or expenses traceable to such contributions.

1.22	“Equity Fund” shall mean a portion of the Trust Fund, together with earnings thereon, invested in any one or more of the following, as the Trustee in its discretion may determine: common stocks, preferred stocks, convertible stocks or bonds, other similar equity investments, including mutual funds (such as the Standard and Poor’s 500 Index Portfolio of the SEI Trust Funds Equity Index Funds) or common, collective or commingled funds maintained by banks or insurance companies investing in such equity investments. The Equity Fund (or any portion thereof) may be managed by the Trustee, or such other person or entity as the Trustee or the Bank may designate. The Trustee may, in its discretion, maintain in cash, without liability for interest or loss of income or lack of appreciation, such portion of the assets of the Equity Fund as it deems necessary or appropriate in order to effectuate transfers, contributions and distributions to and from such fund and to otherwise administer such fund in accordance with the terms of this Plan and the Trust Agreement. The Trustee may, but is not required to invest such cash temporarily, pending investment or disposition thereof, in Treasury bills, certificates of deposit, money market funds or similar investments.”

1.26	“Guaranteed Fund” shall mean a portion of the Trust Fund invested in any one or more of the following: contracts with an insurance company or companies which offer a guaranty of principal and income, any other form of investment that has in general, little or no fluctuation in principal (except in the event of insolvency of the issuer or guarantor) such as Treasury bills, certificates of deposit, repurchase agreements, other forms of indebtedness issued by financial institutions, money market funds or similar investments which the Trustee determines to be similar to any of the foregoing in terms of investment goals and degree of risk. The Trustee may, in its discretion, maintain in cash, without liability for interest or loss of income or lack of appreciation, such portion of the assets of the Guaranteed Fund as it deems necessary or appropriate in order to effectuate transfers, contributions and distributions to and from such fund and to otherwise administer such fund in accordance with the terms of this Plan and the Trust Agreement.”

1.37	“Quarterly Valuation Dates and Monthly Valuation Dates.” Quarterly Valuation Date shall mean the last day of March, June, September and December, and Monthly Valuation Date shall mean the last day of each calendar month of January through December.”

1.48	“Valuation Date” shall refer to each date on which the assets of the Fund are valued by the Trustee pursuant to any provision hereof and shall include any Quarterly Valuation Date.

III.	Prior to October 3, 1994 Section 5.10 read as follows:

5.10	Earnings and Adjustments.

The Fund shall be valued and Earnings and Adjustments shall be determined by the Trustee as of each Quarterly Valuation Date (or, in the event the Bank elects to have the Fund valued on a monthly basis, as of each Monthly Valuation Date) and as of any other date designated pursuant to any provision hereof. In determining Earnings and Adjustments, the Trustee may rely upon valuations furnished by each Insurance Company and any other bank, company or institution with which the Fund is invested. The Trustee may designate any additional Valuation Date or Valuation Dates during any Plan Year if it deems such designation to be in the best interests of the Plan and the Participants. The Committee shall allocate such Earnings and Adjustments as of each Valuation Date by increasing or decreasing each Participant’s Accounts in accordance with the provisions of Section 7.7 hereof.

IV.	Prior to October 3, 1994 Article VII read as follows:

ARTICLE VII

INVESTMENT OF THE FUND

7.1	Direction of Investments.

(a)

Each Participant shall have the right to designate, in accordance with procedures established by the Committee, the percentage of the total of his Salary Reduction Contributions, Bonus Reduction Contributions and Bank Contributions made by the Bank on his behalf to be invested in the Guaranteed Fund, the percentage to be invested in the Equity Fund, and if at any time the Bank becomes a stock corporation and a Bank Stock Fund is established hereunder, the percentage to be invested in the Bank Stock Fund. Such percentages may be increased or decreased not more frequently than twice in any calendar year; provided however, that effective beginning as of the date on which Bank Stock initially becomes available for investment under the Plan, such percentages may be increased or decreased not more frequently than four times in any calendar year. In any event, such increases or decreases may be made effective on the day following Quarterly Valuation Dates only. A Participant may make such change by filing a written notice with the Committee which shall become effective as of the day following the first Quarterly Valuation Date which is at least thirty (30) days after such filing and all Salary Reduction Contributions, Bonus Reduction Contributions and Bank Contributions made subsequent to such Quarterly Valuation Date shall be invested in the Guaranteed Fund, Equity Fund, Bank Stock Fund, or any combination thereof in accordance with the provisions of such notice. Notwithstanding any other provisions of this Section 7.1, the Committee may establish such procedures as it deems appropriate in its discretion exercised in a nondiscriminatory manner to enable each eligible Participant, to designate the percentage of the total of his Salary Reduction Contributions, Bonus Reduction Contributions and Bank Contributions made by the Bank on his behalf to be invested in the Bank Stock Fund at the time Bank Stock is initially offered by the Bank for purchase by persons having deposit accounts with the Bank.

(b)	If at any time Bank becomes a stock corporation and a Bank Obligation Fund is established hereunder, the provisions of subsection (a) of this Section 7.1 shall apply to investment in the Bank Obligation Fund in the same manner as such provisions apply to investment in the Bank Stock Fund.

7.2	Direction of Accumulated Investments.

(a)

Each Participant, Former Participant and Beneficiary shall have the right to designate the percentage of the accumulated balance credited to his Accounts, determined as of the date such designation becomes effective, to be invested in the Guaranteed Fund, the percentage to be invested in the Equity Fund, and if at any time the Bank becomes a stock corporation and a Bank Stock Fund is established hereunder, the percentage to be invested in the Bank Stock Fund. Such percentages may be increased or decreased not more frequently than twice in any calendar year; provided however, that effective beginning as of the date on which Bank Stock initially becomes available for investment under the Plan, such percentages may be increased or decreased not more frequently than four times in any calendar year. In any event, such increases or decreases may be made effective on the day following Quarterly Valuation Dates only. A Participant, Former Participant or Beneficiary may make such change by filing a written notice with the Committee which shall become effective as of the day following the first Quarterly Valuation Date which is at least thirty (30) days after such filing and the balance in each of such Participant’s Accounts on the effective date of such notice shall be invested in the Guaranteed Fund, the Equity Fund, the Bank Stock Fund or any combination thereof in accordance with the provisions of such notice; provided, however, that any designation to increase the percentage of an accumulated Account balance in the Guaranteed Fund, the Equity Fund or the Bank Stock Fund shall become effective only if and to the extent that the investments of the remaining portion of the Trust Fund are sufficiently liquid to enable the Trustee to effectuate a transfer of assets to the designated investment fund as of the effective date of such notice. For purposes of this Plan [including this Section 7.2(a) and Sections 8.7(a) and 8.8(e) hereof], any portion of the Trust Fund shall be deemed to be “liquid” only if such portion is held in cash or in investments that can be readily converted to cash without penalty and without affecting any guaranty of principal or income (unless such penalty or effect on guaranty or both applies only to the account of the Participant, Former Participant or Beneficiary

whose investment election necessitates such liquidation) and, with respect to any portion of the fund invested in the Equity Fund, Bank Stock Fund or Bank Obligation Fund, such portion is invested in investments that are marketable as of the date such investment must be converted to cash in order to effectuate the applicable transfer of assets or distribution provided for under this Plan. Notwithstanding any other provision of this Section 7.2, the Committee may establish such procedures as it deems appropriate in its discretion exercised in a nondiscriminatory manner to enable each eligible Participant, Former Participant and Beneficiary to designate the percentage of the accumulated balance credited to his Accounts determined as of the date such designation becomes effective to be invested in the Bank Stock Fund at the time Bank Stock is initially offered by the Bank for purchase by persons having deposit accounts with the Bank.

(b)	If at any time the Bank becomes a stock corporation and a Bank Obligation Fund is established hereunder, the provisions of subsection (a) of this Section 7.2 shall apply to investment in the Bank Obligation Fund in the same manner as such provisions apply to investment in the Bank Stock Fund.

7.3	Investment Election Form.

The Committee shall distribute to each Participant upon his becoming such, a form by the execution of which such Participant may direct the percentage of the total of such Participant’s Salary Reduction Contributions, Bonus Reduction Contributions, and Bank Contributions to be invested in the Guaranteed Fund, the percentage to be invested in the Equity Fund and, if at any time the Bank becomes a stock corporation and a Bank Stock Fund or Bank Obligation Fund or both are established hereunder, the percentage to be invested in the Bank Stock Fund and the percentage to be invested in the Bank Obligation Fund. In the event that such form is not completed, executed and returned to the Committee or if no valid form is on file with the Committee, contributions to such Accounts shall be invested (until otherwise designated in accordance with the Plan provisions relating to changes in investment designation) in the Guaranteed Fund.

7.4	Investment Directions to Trustee and Voting of Bank Stock.

(a)

The Committee shall direct the Trustee as to the investment and reinvestment of the Fund in the Guaranteed Fund, Equity Fund, Bank Stock Fund, Bank Obligation Fund or combination thereof. The Committee shall give such directions in accordance with the investment elections of Participants, Former Participants and Beneficiaries made pursuant to the terms of Sections 7.1 through 7.3 hereof, and the Trustee shall have no liability or responsibility for determining whether the directions of the Committee are in accordance with such investment elections. The Trustee shall not be responsible with respect to any directions not so given to it by the Committee regardless of any other notice which the Trustee might have had of such directions. The Trustee may, in its discretion, adopt a uniform and objective procedure for effectuating the purchases and sales of Bank Stock in accordance with the terms of this Plan and the Trust Agreement so as to minimize the effect of such purchases and sales on the market value of Bank Stock. In addition, the Trustee may, in its discretion, appoint an agent to place orders for and effectuate the purchase and sale of Bank Stock under such terms and procedures as the Trustee may adopt. Any such purchases and sales shall be made in accordance with the terms of this Plan and the Trust Agreement.

(b)	The Trustee shall vote Bank Stock and exercise any other rights with respect thereto only in accordance with the written instructions, given in a form approved by the Trustee, of each Participant, Former Participant and Beneficiary whose Accounts under the Plan are invested in Bank Stock. Such written instructions shall apply to the shares of Bank Stock allocable to such Participant’s, Former Participant’s or Beneficiary’s Accounts as of the Valuation Date coinciding with or immediately preceding the applicable record date, determined based on the proportion which the value of such Accounts invested in the Bank Stock Fund as of such Valuation Date bears to the value of the Accounts of all Participants, Former Participants and Beneficiaries invested in the Bank Stock Fund as of such Valuation Date. In the event such written instructions direct the voting of fractional shares, the Trustee shall cumulate such fractional share votes and vote all resulting whole share votes. Any remaining partial share votes shall be disregarded. Any remaining Bank Stock for which the Trustee has not received such written instructions shall not be voted.

7.5	Cost of Administering Plan.

All standard costs of administering the Plan and all Trustee’s fees will be paid by the Bank if not paid by the Trust. Investment fees, expenses and charges will be paid in accordance with the terms of the applicable investment contract or contracts, which may provide for payment by the Bank or from the Fund or in part by the Bank and in part from the Fund. Any brokerage fees and all taxes that may be levied or assessed upon or in respect of the Fund and any income thereof will be paid from the Fund. Any, such fees, taxes and expenses paid from the Fund shall be allocated as provided in Section 7.7 hereof.

7.6	Interest of Participants’ in Fund.

The proportionate interest of a Participant, a Former Participant, or a Beneficiary in the Fund will be represented by dollar interests therein.

7.7	Debits and Credits To Participants’ Accounts.

(a)

As of each Quarterly Valuation Date, and at such other times as is deemed desirable by the Committee, the Committee shall debit or credit the Accounts of each Participant, Former Participant and Beneficiary with such Account’s portion of expenses, charges, income, realized gains and losses, and unrealized appreciation and depreciation in value and all other items bearing on valuation of the Fund, and each Account shall be debited or credited with the share of the increases or decreases in such values attributable to the interest of such Account in the Fund. Such attributable interest shall be determined as follows: (a) in the case of the Equity Fund, the Bank Stock Fund and the Bank Obligation Fund, by crediting or debiting each Account invested in any of one or more such funds with such share of the total of such increases or decreases in the value of each such fund in which such Account is invested as (i) the sum of the balance of the portion of such Account invested in such fund as of each pay day during the valuation period, divided by the number of pay days during such valuation period bears to (ii) the sum of the balances of the portions of all such Accounts invested in such fund as of each pay day during the valuation period, divided by the number of pay days during such valuation period; and (b) in the case of the Guaranteed Fund, by crediting each Account invested in the Guaranteed Fund with such share of the total of such increases in the value of the Guaranteed Fund as (i) the sum of the balance of the portion of such Account invested in the Guaranteed Fund as of each pay day during the valuation period, divided by the number of pay days during such valuation period bears to (ii) the sum of the balances of the portions of all such Accounts invested in the Guaranteed Fund as of each pay day during the valuation period, divided by the number of pay days during such valuation period. For purposes of this section, the balance of any Account invested in the Equity Fund, the Bank Stock Fund, the Bank Obligation Fund or Guaranteed Fund as of a particular pay day is equal to the sum of the portion of the balance of that Account invested in such fund as of the last preceding Quarterly Valuation Date plus all Salary Reduction Contributions, Bonus Reduction Contributions, Bank Contributions, and Rollover Contributions and any loan repayments made pursuant to Section 8.9(f) hereof allocated to that Account and invested in such fund since the last preceding Quarterly Valuation Date, minus any withdrawals or distributions made from such Account since the last preceding Quarterly

Valuation Date. For purposes of this section, the term “valuation period” means the period from the last Quarterly Valuation Date to the date as of which a fund is valued.

(b)	Notwithstanding the terms of subsection (a) hereof, the Bank may elect at any time to have the Fund valued on a monthly rather than a quarterly basis. In such event, the Committee shall debit or credit the Accounts of each Participant, Former Participant and Beneficiary as of each Monthly Valuation Date with such Account’s portion of expenses, charges, income, realized gains and losses and unrealized appreciation and depreciation in value and all other items bearing on valuation of the Fund, and each Account shall be debited or credited with the share of the increases or decreases in such values attributable to the interest of such Account in the Fund. Such attributable interest shall be determined as follows: (a) in the case of the Equity Fund, the Bank Stock Fund and the Bank Obligation Fund, by debiting or crediting each Account invested in any one or more of such funds with such share of the total of such increases or decreases in the value of each such fund in which such Account is invested in the proportion that the balance of the portion of such Account invested in such fund as of the Monthly Valuation Date bears to the sum of the balances of the portions of all such Accounts invested in such fund as of such Monthly Valuation Date; and (b) in the case of the Guaranteed Fund, by crediting each Account invested in the Guaranteed Fund with such share of the total of such increases in the value of the Guaranteed Fund in the proportion that the balance of the portion of such Account invested in the Guaranteed Fund as of the Monthly Valuation Date bears to the sum of the balances of the portions of all such Accounts invested in the Guaranteed Fund as of such Monthly Valuation Date.

7.8	Investment in Loans to Participants.

Anything in this Article VII to the contrary notwithstanding, a Participant may direct that a portion of his Accounts be invested in a loan to himself pursuant to the terms of Section 8.10 hereof. In such case, the amount so invested will be governed by the terms of Section 8.10 hereof and will not be deemed to be invested in the Guaranteed Fund or the Equity Fund and such Participant’s Account balances shall be reduced by the outstanding loan balance for purposes of amounts available for withdrawals and investment loans pursuant to Article 8 hereof.

V.	The following investments were available to Participants on January 1, 2005, but no contributions or transfers to such investments shall be allowed after May 31, 2005 and all balances not transferred on or prior thereto shall be transferred as set forth below.

1.	The investments described in this Section V are as follows:

(a)	Putnam Voyager Fund, (an open-end, diversified management investment company which invests primarily in common stocks which such Fund's investment manager believes have the potential for capital appreciation which is significantly greater than that of market averages).

(b)	Putnam International Equity Fund formerly called Putnam International Growth Fund an open-end diversified management investment company seeking capital appreciation by investing in a diversified portfolio of stocks of companies located outside the United States). Effective April 1, 1998.

(c)	Putnam Asset Allocation Funds, [an open-end diversified management investment company seeking capital appreciation and offering three separate portfolios (a Growth Portfolio, a Balanced Portfolio and a Conservative Portfolio), each of which is an asset allocation fund that allocates its investments among equities and fixed income securities within predefined ranges based on its investment objective and economic and other conditions)]

2.	Any Salary Reduction Contributions, Bank Contributions, or Rollover Contributions made after May 31, 2005 but before August 1, 2005 which in accordance with directions given in accordance with Section 7.2 of the Plan would be allocable to any of the investments described in this Section V shall, unless otherwise directed in accordance with the provisions of Section 7.2 by the appropriate Account Director, be allocated as follows:

(a)	If otherwise allocated to the Putnam Voyager Fund, then to T. Rowe Price Growth Stock Fund (Advisor Class);

(b)	If to the Putnam International Equity Fund, then to the Julius Baer International Equity Fund (Class A);

(c)	If to any of the Putnam Asset Allocation Funds, then to the Putnam RetirementReady Fund (Class A) that under procedures established by the Plan’s third party administrator most closely matches the date on which the Account Director having control over such Account is projected to attain age 65, or, if such Account Director has attained age 65 or where otherwise provided under such procedures, to the Putnam RetirementReady Maturity Fund.

3.	In the event any part of any Account is invested in any of the funds described in Paragraph (a) of this Section V as of the close of business on July 29, 2005, the balances of such Account shall be transferred to the fund to which any new contributions directed to such fund described in said Paragraph 1(a) and received by the Plan after May 31, 2005 would have been allocated.

VI.	1. Putnam Global Growth Fund described below was available from October 3, 1994 as described below.

Putnam Global Growth Fund, (an open-end, diversified management investment company which follows a global investment strategy of investing primarily in common stocks traded in securities markets located in a number of foreign countries and in the United States). Effective as of April 1, 1998 no new contributions or investment transfers shall be made into this Investment Fund option. Salary Reduction Contributions and Bank Contributions made to the Plan after March 31, 1998, pursuant to a Participant’s election to invest in the Global Growth Fund that remains in effect on March 31, 1998, shall be invested in the Putnam International Growth Fund. Any accumulated Account balances that remain invested in the Putnam Global Growth Fund on January 1, 1999, shall be transferred to and invested in the Putnam International Growth Fund.

2.	Putnam Income Fund described below was available from October 3, 1994 as described below.

Putnam Income Fund, (an open-end diversified management investment company which invests primarily in a diversified portfolio of fixed income securities). Effective as of February 1, 2000, no new contributions or investment transfers shall be made into this Investment Fund option. Salary Reduction Contributions and Bank Contributions made to the Plan after January 31, 2000, pursuant to a Participant’s election to invest in the Putnam Income Fund that remains in effect on January 31, 2000, shall be invested in the PIMCO Total Return Fund. Any accumulated Account balances that remain invested in the Putnam Income Fund on January 31, 2000, will be transferred to and invested in the PIMCO Total Return Fund.

3.	Putnam Vista Fund described below was available from October 3, 1994 as described below.

Putnam Vista Fund, (an open-end, diversified management investment company which invests in a diversified portfolio of common stocks which such Fund's investment manager believes have the potential for above-average capital appreciation). Effective as of August 1, 2003, no new contributions or investment fund transfers shall be made into this Investment Fund option. Salary Reduction Contributions and Bank Contributions made to the Plan after July 31, 2003, pursuant to a Participant’s election to invest in the Putnam Vista Fund in effect after 4:00 p.m. Eastern Standard Time on July 31, 2003, shall be invested in the Artisan Mid Cap Fund. Any accumulated Account balances that remain invested in the Putnam Vista Fund after 4:00 p.m. on December 31, 2003, shall be transferred to and invested in the Artisan Mid Cap Fund.

4.	Putnam OTC & Emerging Growth Fund describe below was available from April 1, 1998 as described below.

Putnam OTC & Emerging Growth Fund (an open-end diversified management investment company seeking capital appreciation by investing mainly in stocks of small to mid-size emerging growth companies traded on the over-the-counter market and on national exchanges). Effective April 1, 1998. Effective as of October 1, 2001, no new contributions or investment fund transfers shall be made into this Investment Fund option. Salary Reduction Contributions and Bank Contributions made to the Plan after September 28, 2001, pursuant to a Participant’s election to invest in the Putnam OTC & Emerging Growth Fund in effect after 4:00 p.m. Eastern Standard Time on September 28, 2001 shall be invested in the Managers Special Equity Fund. Any accumulated Account balances that remain invested in the Putnam OTC & Emerging Growth Fund after 4:00 p.m. on December 28, 2001 shall be transferred to and invested in the Managers Special Equity Fund.

WORKING RESTATEMENT

OF

APPENDIX B

PROVISIONS APPLICABLE TO FORMER

NORWICH SAVINGS SOCIETY EMPLOYEES

B1.1	Merger With Norwich Savings Society.

a.	The provisions of this Appendix B are applicable solely to former NSS employees and their accrued benefits under The Norwich Savings Society Thrift Plan (“NSS Thrift Plan”) comprised of their account balances accumulated under the NSS Thrift Plan as of March 31, 1998 and transferred to this Plan as a result of the Plan Merger effective as of April 1, 1998.

b.	Any former employee of NSS who is or becomes an Employee as a result of the Merger shall have all hours of service and years of employment with NSS and NFC and any other service required to be credited under the NSS Thrift Plan for eligibility and vesting respectively, included in the computation of Hours of Service and Years of Service for eligibility and vesting respectively under this Plan. Any such hour of service or year of employment shall be taken into account for eligibility and vesting purposes hereunder only to the extent that such hour of service or year of employment, had it been rendered to the Bank, would have been taken into account for such purpose, it being intended to confer the same eligibility and vesting credit to all such former employees of NSS for their service to NSS as would have been conferred upon them under the Plan had such service been rendered to the Bank.

c.

Any person (i) whose employment with NSS has terminated prior to the Plan Merger or (ii) who was employed by NSS and then became employed by the Bank but whose employment with the Bank was terminated prior to the Plan Merger, who, as a result of employment prior thereto by NSS or any predecessor to NSS, had any vested interest in the NSS Thrift Plan, whether such vested interest was represented by a benefit then in pay status or a deferred benefit, shall be entitled to the same vested interest in and under the Plan, and any benefit payable to any such person as of the date of the Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the NSS Thrift Plan from the funds held under this Plan. Similarly, any benefit payable to any surviving spouse or other beneficiary under the terms of the NSS Thrift Plan as of the Plan Merger shall continue to be payable or shall become payable upon the date and in the manner provided for and applicable under the terms of the NSS Thrift Plan from the funds held under this Plan.

d.	Any Employee described in clause b. of this Section shall become a Participant as of the later of April 1, 1998 or the first day of the calendar month following the date such Employee completes one (1) Hour of Service as an Employee (after giving effect to the provisions of said clause b. of this Section) or, if later, the first day of the first calendar month with respect to which a Salary Reduction Contribution election if made by the Employee may become effective under the applicable terms of the Plan provided he continues to be an Employee on such date.

e.

Notwithstanding any other provision of this Appendix B or the Plan, any and all benefits (including early retirement benefits, retirement-type subsidies and optional forms of benefit) accrued under the terms of the NSS Thrift Plan as of March 31, 1998 with respect to a Participant who becomes such pursuant to this Section B1.1 or with respect to persons described in subsection (c) of this Section B1.1, shall be protected and remain in effect under this Plan to the extent required under and in accordance with the terms of Section 411(d)(6) of the Code and regulations thereunder, and the applicable terms of the NSS Thrift Plan are incorporated herein and shall be deemed a part hereof to such extent. In addition, it is intended that the Plan Merger satisfy the terms of Section 401(a)(12) and

414(l)(i) of the Code and regulations thereunder and the terms of the Plan and this Amendment shall be so construed.

The following NSS Thrift Plan benefits are protected in accordance with the terms of this clause e.:

(i)	Distribution to any Participant described in this clause e. who ceases to be an Employee and has a vested NSS Plan Contribution Account balance or to any other person described in clause c. of this Section B1.1 entitled to commence receipt of his or her vested NSS Plan Contribution Account balance (“Former NSS Participant”) shall be made in one of the following forms as requested by such person:

(a)	Lump sum as described in Subsection 8.3(a)(1) of the Plan

(b)	Installments as described in Subsection 8.3(a)(3) of the Plan of at least $50, provided, however, that in accordance with the terms of the NSS Thrift Plan, such Former NSS Participant may elect to have such installments determined in accordance with the terms of said Subsection or in a fixed amount, subject in any event to the terms of Section 8.1 of the Plan and any other applicable requirements of Section 401(a)(9) of the Code and the Treasury Regulations thereunder, (including Proposed Treasury Regulation Section 1.401(a)(9)-2).

(c)

The purchase of an annuity contract providing for payments in equal monthly, quarterly, semi-annual or annual payments over a period described in subclause 4(i) of Subsection 8.3(a) of the Plan, provided that in no event shall such payments be contingent upon the survival of such person or his or her Beneficiary.

(d)	Direct rollover as described in Section 8.11 of the Plan.

Notwithstanding any other provision of clause c. or f. hereof of this e., the terms of this Paragraph (i) shall not apply to any portion of the vested NSS Plan Contribution Account balance of any Former NSS Participant for which the Annuity Starting Date occurs on or after the Annuity Option Elimination Date (defined in Section 8.2(b) of the Plan). Distribution of any such portion of such balance shall be made as elected by the Former NSS Participant from the options available under Section 8.2 of the Plan. In the event such Participant is also entitled to a distribution attributable to contributions made on his behalf under the Plan as an Employee on or after April 1, 1998, his distribution election under Section 8.2 of the Plan will apply to the combined total amount of such benefits.

(ii)

In the event of the death of a Former NSS Participant prior to the commencement of benefit payments from his NSS Plan Contribution Account, his vested NSS Plan Contribution Account will be paid in accordance with the options described in (i) above as elected by such Former NSS Participant or, in the absence of such an election, by his or her Beneficiary, subject to the rules described in Subsection 8.5(g). In the event a Beneficiary elects option (i)(c), payments may not be made over a period that exceeds the life expectancy of the Beneficiary. The Beneficiary shall be the spouse of such Former NSS Participant unless the spouse consents to a different Beneficiary in accordance with the terms of subclause (iv) hereof. In the event of the death of a Former NSS Participant after benefit payments from his vested NSS Plan Contribution Account have commenced, the balance of such vested NSS Plan Contribution Account shall continue to be paid as least as rapidly as under the method in effect at the time of such person's death. The terms of this Paragraph (ii) shall not apply to the payment from a Former NSS Participant’s vested NSS Plan Contribution Account that is due to the death of such Former NSS Participant on or after the Annuity Option Elimination Date (as defined in Section 8.2(b) of the Plan). Distribution of any such portion of such balance shall be made in accordance with the terms of Section 8.5 of the Plan or Section 8.6 of the Plan as applicable. However, any designation of beneficiary in effect with respect to such Former NSS Participant’s vested NSS Plan Contribution Account immediately prior to the Annuity Option Elimination Date will remain in effect after such date (except with respect to any election of a payment method not available under Section 8.5 of the Plan) until such Former NSS participant completes a new designation of Beneficiary form that satisfies the requirements of Section 8.13 of the Plan.

(iii)	Each Participant who is a Former NSS Participant may, by written application to the Committee, request to withdraw up to 100% of the balance credited to his NSS Plan Contribution Account attributable to his participant after tax contributions account under the NSS Thrift Plan (“NSS After Tax Account”), subject to the terms of this subclause (iii).

(a)	Unless otherwise directed by such Participant, such amount shall be withdrawn from the portions of such NSS After Tax Account invested in each Investment Fund and to the extent such withdrawal is to be made from Bank Stock, in accordance with the procedures described in Subsection 8.7(a) of the Plan applicable to Accounts described therein with respect to liquidation of Bank Stock.

(b)	Payment to a Participant of the amount withdrawn shall be made within sixty (60) days of receipt by the Committee of a request for withdrawal.

(iv)	Except as otherwise provided in this subclause (iv) each Former NSS Participant may elect a payment option in accordance with the terms of this clause e. or g(i) hereof without his spouse's consent that may otherwise be required under the terms of this Plan. No portion of the NSS Plan Contribution Account maintained under this Plan may be paid to a Beneficiary other than the surviving spouse of such Former NSS Participant without the consent of such spouse obtained in accordance with the applicable requirements of Sections 401(a)(11) and 417 of the Code and regulations thereunder, including procedures consistent with the terms of Section 8.5(b) of this Plan

(v)	The terms of the NSS Thrift Plan that require cash-out of NSS Plan Contribution Accounts that do not exceed $3,500 shall not apply to NSS Plan Contribution Accounts hereunder; provided, however, that the terms of the NSS Thrift Plan providing for recontribution by a Former NSS Participant of lump sum payments shall continue to apply to the extent required under Section 411(d)(6) of the Code and the regulations thereunder.

(vi)	Under each of the payment or withdrawal options described in this clause e. (other than the annuity option described in Part (i)(c) of this clause e.) a Former NSS Participant (or, if applicable, his or her Beneficiary) may elect to receive payment in cash or in Bank Stock to the extent his or her vested NSS Plan Account is invested in Bank Stock at the time of such payment or withdrawal (except for fractional shares, which will be distributed in cash).

f.	No person claiming benefits under this Plan shall be entitled to a benefit as a result of any provision of the NSS Thrift Plan except as provided herein. Moreover, the provisions of this Plan in effect on or after April 1, 1998, shall not be applied to entitle any Participant (or former participant under the NSS Thrift Plan) to any benefit, subsidy, or optional form of benefit with respect to such person’s NSS Plan Contribution Account (as defined in Section B1.2 hereof), if any, to which such person was not otherwise entitled under the terms of the NSS Thrift Plan in effect on March 31, 1998.

g.	Notwithstanding the terms of clause c. or clause f. hereof, the following shall apply with respect to each NSS Plan Contribution Account:

(i)	In addition to the protected benefits provided for in clause e., the following payment options shall be available with respect to the vested NSS Plan Contribution Account of each Former NSS Participant to the same extent such options are available under this Plan with respect to any other Accounts except that the consent of such Former NSS Participant’s spouse shall not be required:

(a)	Payments of such amounts as such Former NSS Participant may elect from time to time (provided, however that such Former NSS Participant may elect to receive payments no more than twice in any Plan Year)

(b)	After periodic installments from such Former NSS Participant's NSS Plan Contribution Account commence, such Former NSS Participant may elect from time to time to (but no more than twice in any Plan Year) to withdraw additional amounts from his NSS Plan Contribution Account.

(ii)	The terms of Section 8.8 of the Plan shall apply in lieu of the terms of the NSS Thrift Plan with respect to withdrawals on or after December 30, 1998, from the portion of each NSS Plan Contribution Account attributable to salary reduction contributions made under the NSS Thrift Plan to the same extent such provisions apply to withdrawals from Salary Reduction Contribution Accounts under the Plan.

(iii)	The terms of Section 8.7 of the Plan shall apply in lieu of the terms of the NSS Thrift Plan with respect to withdrawals on or after July 1, 2002, from the portion of each NSS Plan Contribution Account attributable to employer contributions (other than salary reduction contributions) and rollover contributions, to the same extent such provisions apply to withdrawals from Bank Contribution Accounts and Rollover Accounts under the Plan.

h.	Except as otherwise provided in this Section B1.1, the terms and procedures of the Plan shall apply to each NSS Plan Contribution Account to the same extent such provisions apply to any other Accounts under the Plan including, but not limited to, the terms of Section 8.10 of the Plan and the Loan Procedures referred to therein (including the spouse’s consent requirement) which shall apply to loans granted under the Plan from any NSS Plan Contribution Account to the same extent such provisions apply to loans from any other Accounts under the Plan. In the event a Former NSS Participant terminates employment with the Bank or is otherwise eligible to receive a distribution of his NSS Plan Contribution Account on or after January 1, 2001, and the combined total value of his vested interest in such Account and his Accounts under the Plan, if any, does not exceed $5,000, the Committee shall cause an amount equal to such combined total to be distributed from the Plan in accordance with the terms of the Plan.

B1.2	NSS Plan Contribution Account. Effective as of April 1, 1998 the Committee shall establish and maintain for (i) any Employee described in clause (b) of Section B1.1, and (ii) any person described in clause (c) of Section B1.1, an “NSS Plan Contribution Account” which shall be credited with such person’s account balance accumulated under the NSS Thrift Plan immediately before the effective date of the Plan Merger as such account has been and will be adjusted from time to time to reflect investment results. Each NSS Plan Contribution Account shall be comprised of the applicable subaccounts as established under the NSS Thrift Plan including (i) Participant Before Tax Contributions Account, (ii) Participant After Tax Contributions Account, (iii) Voluntary Account, (iv) Rollover Account, and (v) Bank Thrift Account. The NSS Plan Contribution Account shall be in addition to such other accounts maintained for such person under the Plan.

B1.3

Investment of NSS Plan Contributions Accounts. Any person for whom an NSS Plan Contribution Account is established in accordance with Section B1.2 shall be entitled to direct the investment of such account in the NSS Trust from among the investment fund options available under the NSS Thrift Plan as of March 31, 1998 (the “NSS Investment Options”) in accordance with procedures adopted by the Committee and accepted by the Trustee of the NSS Trust. However, the Bank may merge the NSS Trust into the Trust (the “Trust Merger”) and, in accordance with Section 7.1(b) and this Section B1.3, eliminate any one or more of the investment fund options. In such event, the assets of the NSS Trust shall be transferred to and invested in the People’s Trust in accordance with such reasonable arrangements for transition and investment and reinvestment as may be made between or among the Bank, Putnam and, if applicable, any third party administrator of the NSS Thrift Plan. Such arrangements may include a freeze on all activity with respect to each NSS Plan Contribution Account (including but not limited to loan disbursements, withdrawals, distributions and investment fund transfers) for a specified period during which the transfer of the NSS Plan Contribution Account information to Putnam and reconciliation of such information by Putnam is completed (the “NSS Conversion Period”). During the NSS Conversion Period the accumulated balance credited to each NSS Plan Contribution Account shall be transferred to the extent practicable into the appropriate investment funds available under the Plan in accordance the table set forth in Schedule B1 at such time as the Bank and Putnam may agree. Following the NSS Conversion Period, the accumulated balance credited to each NSS Plan Contribution Account shall remain invested as provided in the preceding sentence until the individual entitled to exercise control over the investment of such Account has made a new election in accordance with the terms of Section 7.2 of the Plan. Any loan repayments made on or after April 1, 1998, and prior to the close of the NSS Conversion Period with respect to loans outstanding under an NSS Plan Contribution Account will be invested in a Putnam money market account. After the close of the Conversion Period, such loan repayments will be invested according to the Account Director’s investment election in effect at that time.

SCHEDULE B1

NSS Investment Option Conversion

If as of the day preceding the asset transfer date an Account is Invested In:	The Account Balance will be Transferred to:
IAI Midcap Growth Fund	Putnam New Value Fund

William Blair Growth Fund	Putnam Voyager Fund

Hotchkis & Wiley International Fund	Putnam International Growth Fund

Janus Worldwide Fund	Putnam International Growth Fund

Oakmark	Putnam New Value Fund

Dreyfus S&P 500 Index Fund	Putnam S&P 500 Index Fund

Scudder Growth & Income Fund	Putnam New Value Fund

Dreyfus Short-Intermediate Government Fund	People’s Bank Stable Value Fund

Fixed Income Fund	People’s Bank Stable Value Fund

Norwich Financial Corp. Common Stock converted to People’s Bank Stock	People’s Bank Stock Fund